UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PartnerRe Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

Wellesley House South

90 Pitts Bay Road

Pembroke HM 08, Bermuda

April 5, 2012

ANNUAL GENERAL MEETING—May 16, 2012

To the Shareholders of PartnerRe Ltd.

You are cordially invited to attend the Annual General Meeting of your company, PartnerRe Ltd., to be held at 8:00 a.m. local time on Wednesday, May 16, 2012, at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. My fellow directors and the executive officers will be in attendance and I will present a report on the current affairs of your company. You will have an opportunity for any questions and comments.

If you plan to attend the Annual General Meeting, I would ask that you vote in advance of the Annual General Meeting by following the voting instructions outlined in this Proxy Statement. Voting in advance will not prevent you from changing your mind at a subsequent date and you can revoke your voted proxy as described herein.

I would also ask that you vote as soon as possible. Prompt voting will eliminate the need for any follow-up work together with any associated costs.

We are grateful for your assistance and express our appreciation in advance.

Yours sincerely,

Jean-Paul L. Montupet

Chairman of the Board of Directors

IMPORTANT:	PLEASE VOTE PROMPTLY IN ACCORDANCE WITH THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THE ANNUAL GENERAL MEETING DATE IS MAY 16, 2012.

Wellesley House South

90 Pitts Bay Road

Pembroke HM 08, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on May 16, 2012

NOTICE IS HEREBY GIVEN that the Annual General Meeting of shareholders of PartnerRe Ltd. will be held at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, on Wednesday, May 16, 2012, at 8:00 a.m. local time, for the following purposes:

1.	To elect four (4) directors to hold office until the 2015 annual general meeting of shareholders or until their respective successors have been duly elected;

2.	To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2013 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors;

3.	To approve amendments to our 2003 Non-Employee Directors Share Plan, as amended and restated; and

4.	To approve the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote).

The Board of Directors has fixed the close of business on March 19, 2012, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual General Meeting.

All shareholders are cordially invited to attend the Annual General Meeting.

By order of the Board of Directors

Christine Patton

Secretary and Corporate Counsel to the Board

Pembroke, Bermuda

April 5, 2012

PROXY STATEMENT

Page
GENERAL INFORMATION ABOUT THE MEETING	2
CORPORATE DOCUMENTATION	6
OUR DIRECTORS	7
DIRECTOR COMPENSATION	13
Equity Components (Share Options and RSUs)	13
Elective Equity Incentive	13
Board Ownership Guidelines	13
Executive Director’s Fees and Directors’ Expenses	14
Director Compensation Table	14
CORPORATE GOVERNANCE	16
Corporate Governance Framework	16
Code of Business Conduct and Ethics	16
Directors Independence and Certain Relationships and Related Transactions	16
Board Leadership Structure	17
Meetings and Committees of the Board	17
The Board’s Role in Risk Oversight	21
Significant Board Practices	22
Communication with Directors	23
Anti-Hedging and Anti-Pledging Policy	23
Insurance	23
OUR PRINCIPAL SHAREHOLDERS	24
Security Ownership of Certain Beneficial Owners, Management and Directors	24
Section 16(a) Beneficial Ownership Reporting Compliance	25
OUR NAMED EXECUTIVE OFFICERS	26
EXECUTIVE COMPENSATION	27
Compensation Discussion and Analysis	27
2011 Summary Compensation Table	41
All Other Compensation	42
2011 Grants of Plan-Based Awards	43
2011 Outstanding Equity Awards at Fiscal Year-End	44
2011 Option Exercises and Shares Vested	45
2011 Non-Qualified Deferred Compensation	45
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	47
EQUITY COMPENSATION PLAN INFORMATION	52
PRINCIPAL ACCOUNTANT FEES AND SERVICES	54
PROPOSAL 1—To elect four (4) directors to hold office until the Annual General Meeting of Shareholders in the year 2015 or until their respective successors have been duly elected	55
PROPOSAL 2—To re-appoint Deloitte & Touche Ltd, the independent registered public accounting firm, as our independent auditors to serve until the 2013 Annual General Meeting, and to refer decisions about the auditors’ compensation to the Board of Directors	56
PROPOSAL 3—To approve amendments to our Non-employee Directors Share Plan, as amended and restated	57
PROPOSAL 4—To approve executive compensation disclosed pursuant to Item 402 of Regulation S-K (Non-Binding Advisory Vote)	61
APPENDIX I	63
APPENDIX II	65
APPENDIX III	73

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of PartnerRe Ltd. (“PartnerRe” or the “Company”) of proxies from holders of common shares, referred to as shareholders throughout this Proxy Statement. The proxies will be voted at the Annual General Meeting of shareholders, which will be held at 8:00 a.m. local time on May 16, 2012, at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, and at any adjournment thereof.

Our primary mailing address is Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda (telephone 1-441-292-0888). Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. PartnerRe expects to provide notice and electronic delivery of this Proxy Statement and the enclosed proxy card to shareholders on or about April 5, 2012. As further detailed in the Notice of Internet Availability of Proxy Materials (the “Notice”), which will be mailed to shareholders on or about April 5, 2012, shareholders may access the proxy materials on the Internet, request a printed set of the proxy materials, or both.

GENERAL INFORMATION ABOUT THE MEETING

Frequently Asked Questions

WHY AM I RECEIVING THESE MATERIALS?

You are receiving these materials as you were a shareholder of PartnerRe as of March 19, 2012 (the “Record Date”), which entitles you to attend and vote at or prior to the Annual General Meeting to be held at 5th floor, Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda on Wednesday, May 16, 2012, at 8:00 a.m. local time.

WHAT IS INCLUDED IN THESE MATERIALS?

1.	This Proxy Statement for the Annual General Meeting; and

2.	PartnerRe’s Annual Report on Form 10-K/A for the year ended December 31, 2011 as filed with the SEC on February 29, 2012.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

Pursuant to rules adopted by the SEC and applicable Bermuda law, PartnerRe has elected to provide access to its proxy materials via the Internet. As such PartnerRe will send to shareholders as of the Record Date the Notice on or about April 5, 2012. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials described above. Instructions on how to access the proxy materials over the Internet or to request a printed copy are detailed in the Notice, together with instructions on how to receive future proxy materials electronically. PartnerRe encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help to reduce the environmental impact of our Annual General Meeting as well as improve the efficiency of delivery.

WHAT AM I VOTING ON?

You will be asked:

1.	To elect four (4) directors to hold office until the 2015 annual general meeting of shareholders or until their respective successors have been duly elected (Proposal 1);

2.	To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2013 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors (Proposal 2);

3.	To approve amendments to our 2003 Non-Employee Directors Share Plan, as amended and restated (Proposal 3); and

4.	To approve the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote) (Proposal 4).

For more information about these proposals, see pages 55-62.

WHAT ARE THE BOARD’S VOTING RECOMMENDATIONS?

The Board recommends that you vote FOR all the Proposals.

WHO IS ENTITLED TO VOTE?

You may vote if you owned common shares as of the close of business on the Record Date. Each common share held at the Record Date entitles you to one vote on each matter to be voted on. As of the Record Date, PartnerRe had 65,495,493 common shares issued and outstanding, net of treasury shares.

HOW MANY VOTES MUST BE PRESENT OR REPRESENTED BY PROXY TO HOLD THE ANNUAL GENERAL MEETING?

In order for us to transact business at the Annual General Meeting, the holders of not less than 25% of the outstanding common shares as of the Record Date must have voted prior to the meeting or be present, in person or by proxy. This is referred to as a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

All matters to be voted on at the Annual General Meeting will be decided by a simple majority of votes cast. If common shares are held by a broker for a shareholder that does not indicate how to vote on a non-routine matter, or if a shareholder abstains from voting on a particular matter, such common shares will not be counted for purposes of determining how many votes are required for approval on that matter. All matters except the ratification of auditors are considered non-routine.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?

You are a shareholder of record if your shares are registered directly in your name with PartnerRe’s transfer agent, Computershare Trust Company, N.A. (“Computershare”).

You are a beneficial owner of shares held in street name if your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization.

HOW DO I VOTE IF I AM A SHAREHOLDER OF RECORD?

You can vote in person at the Annual General Meeting, or prior to the Annual General Meeting:

1.	over the Internet by following the instructions provided in the Notice;

2.	by telephone using the telephone number shown on the proxy card; or

3.	by filling out the proxy card and mailing it to the address shown on the proxy card.

HOW DO I VOTE IF I AM A BENEFICIAL OWNER?

You can vote in person at the Annual General Meeting if you have obtained a legal proxy from the organization that holds your shares. Please follow the instructions that your bank or broker provides.

You can vote prior to the Annual General Meeting by following the instructions provided by your bank or broker.

HOW CAN I ATTEND THE ANNUAL GENERAL MEETING?

The Annual General Meeting is open to all shareholders as of the Record Date.

If you are a shareholder of record, you will have to present valid picture identification.

If you are a beneficial owner, you will need to obtain a legal proxy from your bank or broker. This legal proxy will serve as an admission ticket and authorize you to vote your common shares (or change your vote) at the Annual General Meeting. You will also be required to present valid picture identification.

Shareholders who do not have valid picture identification and a legal proxy (if required) may not be admitted to the Annual General Meeting.

We encourage all shareholders, even those who plan to attend the Annual General Meeting, to vote in advance. If you intend to vote at the Annual General Meeting, you must provide our Secretary oral or written notice either at or prior to the meeting.

WHAT IS A PROXY? HOW DO I APPOINT A PROXY AND INSTRUCT THAT INDIVIDUAL HOW TO VOTE ON MY BEHALF?

A proxy is your legal designation of another person to vote the common shares you own.

You can appoint the proxies recommended by the Board (i.e. Jean-Paul L. Montupet and Costas Miranthis; see below) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.

If you are a shareholder of record, you may also appoint another individual to represent you at the Annual General Meeting by notifying Computershare in writing before the Annual General Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual General Meeting.

If you are a beneficial owner, please contact the bank or broker that holds your shares if you intend to appoint a proxy that is different from those recommended by the Board.

WHAT DOES SOLICITATION OF PROXIES MEAN?

In a solicitation of proxies, one party (in this case, the Board) encourages shareholders to appoint one or more particular individuals (in this case, Jean-Paul L. Montupet, the Chairman, and Costas Miranthis, the President and Chief Executive Officer) to vote on their behalf (i.e., to vote as their proxy in accordance with their instructions).

Proxies will be solicited initially by mail. Our directors, officers and employees may make further solicitation personally, by telephone, or otherwise; these individuals will not be specifically compensated for such activities. Georgeson, Inc., (“Georgeson”) a U.S. and European proxy solicitation firm, has been retained by PartnerRe to assist, if necessary, in the solicitation of proxies, using the means discussed above. In the event that we utilize the services of Georgeson, they will receive a fee for their services and reimbursement for out-of-pocket expenses.

Beneficial owners will be asked to forward the proxy materials to the bank or broker that holds their shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

PartnerRe will bear all of the costs of soliciting proxies for use at the Annual General Meeting. If you vote via the Internet, by mail, or by telephone from outside the United States and Canada, you may incur costs associated with their use. These costs are your responsibility.

WILL MY COMMON SHARES BE VOTED IF I DO NOT APPOINT A PROXY?

If you are a shareholder of record and you do not appoint a proxy or vote by telephone or over the Internet, your shares will not be voted and therefore will have no effect on the voting results unless you personally attend the Annual General Meeting.

If you are a beneficial owner, those shares may be voted even if you do not provide voting instructions. Brokerage firms have the authority to vote shares on certain routine matters even if the customers do not provide instructions. Only the ratification of auditors is considered a routine matter for these purposes.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual General Meeting by:

1.	voting again by telephone or over the Internet prior to 11:59 p.m. Eastern Time on May 15, 2012; or

2.	attending and voting at the Annual General Meeting, if you are a shareholder of record; or

3.	following the instructions of your bank or broker, if you are a beneficial owner.

If you intend to change your vote at the Annual General Meeting, you must provide our Secretary oral or written notice either at or prior to the meeting. We will not assume that you wish to change your vote simply because you attend the Annual General Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE FORM OF PROXY?

Multiple proxies may indicate that your common shares are held in more than one account. We encourage you to register all of your accounts in the same name and address. To minimize costs, if you are a beneficial owner, you should contact the bank or broker and request consolidation.

WHAT IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS? HOW MAY I OBTAIN AN ADDITIONAL COPY OF THE PROXY MATERIALS?

We have adopted a procedure called “householding”. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of our Annual General Meeting as well as our postage and printing costs. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. Shareholders wishing to discontinue or begin householding, or any shareholder residing at a householded address wanting to request delivery of a copy of the Notice and, if applicable, these proxy materials, may address their request:

1)	BY INTERNET: www.proxyvote.com

2)	BY TELEPHONE: 1-800-579-1639

3)	BY E-MAIL: sendmaterial@proxyvote.com

4)	IN WRITING: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717, USA.

There is no charge for requesting a copy. If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the Notice) in the subject line. Please make the request as instructed above on or before May 2, 2012 to facilitate timely delivery.

Beneficial owners who wish to either discontinue or begin householding should contact their bank or broker.

HOW DO I MAKE A PROPOSAL FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2013 ANNUAL GENERAL MEETING?

Shareholders may propose any matter for a vote by our shareholders at the 2013 Annual General Meeting by sending your proposal marked for the attention of the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. We may omit the proposal from next year’s proxy statement if it is not received by the Secretary at the address noted above at least 120 days prior to the first anniversary of this Proxy Statement. We also may omit your proposal if it does not comply with applicable requirements of the SEC.

CAN I MAKE AN ADDITIONAL PROPOSAL AT THE 2013 ANNUAL GENERAL MEETING?

If a shareholder proposal is introduced at the 2013 Annual General Meeting without having been discussed in our Proxy Statement, and the proposing shareholder does not notify us 60 to 90 days prior to the first anniversary of the 2012 Annual General Meeting of the shareholder’s intent to raise such proposal at the 2013 Annual General Meeting (subject to adjustment if the 2013 Annual General Meeting date is changed, as described in the Bye-Laws), then all proxies received by us for the 2013 Annual General Meeting will be voted by the persons named as proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the address listed in the response to the question above.

Corporate Documentation

We refer to corporate documentation throughout the Proxy Statement. We will furnish, without charge, the following corporate documents to any shareholder who makes a request:

•	Annual Report on Form 10-K/A for the year ended December 31, 2011 as filed on February 29, 2012

•	Corporate Governance Principles and Application Guidelines

•	Audit Committee Charter

•	Compensation & Management Development Committee Charter

•	Nominating & Governance Committee Charter

•	Risk & Finance Committee Charter

•	Code of Business Conduct and Ethics

The documentation listed above is available on our website at www.partnerre.com. To obtain a hard copy please write to the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, or call 1-441-292-0888. We will also furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to our Annual Report on Form 10-K/A.

Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Exchange Rates and Currency

Exchange rates from United States Dollars to Swiss Francs and the euro are used throughout this Proxy Statement. Unless otherwise indicated, we have applied the following exchange rates:

Exchange Rates*
United States Dollar-US$	Swiss Francs-CHF
1	0.94
1.06	1
United States Dollar-US$	European Union-euro
1	0.77
1.29	1

*	These exchange rates were calculated by taking an average of the bid/ask price of the applicable currency on December 31, 2011 (as reported on www.oanda.com) and rounding to two decimal places.

Unless otherwise indicated, all amounts mentioned throughout this Proxy Statement are denominated in United States Dollars.

OUR DIRECTORS

The Board consists of twelve directors divided into three classes: Class I, Class II and Class III. Each Class has four directors. The directors in each Class serve a three-year term. The terms of each Class expire at successive annual meetings so that the shareholders elect one Class of directors each year. This section details the name, age, nationality, class, qualifications and committee memberships of our directors as of March 19, 2012.

NOMINEE DIRECTORS STANDING FOR ELECTION AT THE 2012 ANNUAL GENERAL MEETING.

Class I Directors

Jan H. Holsboer

		Current Directorships Stichting Corporate Express Stichting Imtech TD Waterhouse Bank N.V. YAFA S.p.A Yam Invest N.V.

Former Directorships (Previous 5 years)

Atradius N.V/Atradius Credit Insurance N.V. (2012)

Stichting Vie d’Or (2012)

Delta Lloyd Group N.V. (2011)

Royal Begemann Group (2008)

Onderlinge’s Gravenhage/Neerlandia van 1880 (2008)

Univar N.V. (2007)

		Committees
		Audit—Vice Chairman
Age:	65	Nominating & Governance
Nationality:	Dutch
Director Since:	May 2000

Mr. Holsboer was the Chief Executive Officer of Netherlands Reinsurance Group N.V. until 1989 and he was an Executive Director with ING N.V. until 1999. He also served as President of the Geneva Association from 1993 to 1999 of which he is now an honorary member/President. Mr. Holsboer is Chairman of Panorama Mesdag (museum) and Pro Senectute (elderly care). Mr. Holsboer’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries.

Mr. Holsboer’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries.

Roberto Mendoza

		Current Directorships Atlas Advisors LLC Manpower Group Rocco Forte & Family Limited Western Union, Inc.	Former Directorships (Previous 5 years) PARIS RE Holdings Limited (2009) Trinsum Group Inc[1] (2008) Integrated Finance Ltd. (2007) Prudential plc (2007) Egg plc (2006)

Committees
Age:	66	Nominating & Governance
Nationality:	American	Risk & Finance
Director Since:	October 2009

Mr. Mendoza is a Senior Managing Director of Atlas Advisors LLC. Mr. Mendoza was Vice Chairman of the Board of J.P. Morgan & Co from 1990 to 2000 and Managing Director of Goldman Sachs Services Ltd from 2000 to 2001. Mr. Mendoza was Chairman of XL Capital Ltd. until 1993 and a Non-Executive Director of ACE Ltd. from 1999 to 2003. Mr. Mendoza was also a partner in Deming Mendoza & Co. from 2009 to 2010.

Mr. Mendoza’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries as well as his previous experience as a director on the boards of U.S. listed companies including (re)insurance companies.

[1]    Trinsum Group Inc had an involuntary petition for liquidation under Chapter 7 of the U.S. Bankruptcy Code filed against it in July 2008; subsequently it filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009.

Kevin M. Twomey

		Current Directorships Acxiom Corporation Prime Property Fund LLC	Former Directorships (Previous 5 years) Doral Financial Corporation (2009) Novelis Inc. (2007) Intergraph Corporation (2006)

		Committees Audit—Chairman Compensation & Management Development—Vice Chairman

Age:	65
Nationality: Director Since:	American May 2003

Mr. Twomey was President and Chief Operating Officer of The St. Joe Company until his retirement in 2006. Mr. Twomey was Vice-Chairman of the Board of Directors and Chief Financial Officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America until 1998. Mr. Twomey was on the Board of Trustees of the University of North Florida and the University of North Florida Funding Corporation until 2011 and was on the Board of Trustees of United Way Northeast Florida until 2010.

Mr. Twomey’s qualifications to sit on our Board include his years of executive experience in the international financial industry as well as his previous experience as a director on the boards of U.S. listed companies. Mr. Twomey’s experience qualifies him as an “audit committee financial expert”.

David Zwiener

		Committees Audit Compensation & Management Development	Former Directorships (Previous 5 years) CNO Financial Group (2011)

Mr. Zwiener is a Principal in Dowling Capital Partners. Mr. Zwiener was President and Chief Operating Officer of the property and casualty operations at Hartford Financial Services Group Inc. from 1997 to 2007, Managing Director and Co-Head of the financial institutions group of the Carlyle Group from 2007 to 2008 and Chief Financial Officer of Wachovia Corporation in 2009.

Age: Nationality: Director Since:	57 American July 2009

Mr. Zwiener’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries including a leading insurance group. Mr. Zwiener’s experience qualifies him as an “audit committee financial expert”.

DIRECTORS NOT STANDING FOR ELECTION AT THE 2012 ANNUAL GENERAL MEETING.

Class II Directors (terms expiring at the 2013 Annual General Meeting)

Jean-Paul L. Montupet, Chairman of the Board

		Current Directorships	Former Directorships (Previous 5 years)
		Emerson Electric Co. Leroy Somer Lexmark International, Inc. Wabco	National Electrical Manufacturers Association (2008)

Committees Nominating & Governance—Chairman Risk & Finance
Age:	64
Nationality: Director Since:	American February 2002

Mr. Montupet has been an Executive Vice President of Emerson Electric Co. since 1990, and is also an advisory Director of Emerson Electric Co. and President of Emerson Europe.

Mr. Montupet’s qualifications to sit on our Board include his years of experience in international business.

Vito H. Baumgartner

		Current Directorships Northern Trust Global Services Ltd. (UK) Committees Compensation & Management Development—Chairman Risk & Finance	Former Directorships (Previous 5 years) AB SKF Inc. (2009) Scania AB. (2007)

Age: Nationality: Director Since:	71 Swiss November 2003

Mr. Baumgartner was a Group President and Executive Officer of Caterpillar Inc. from 2000 to 2004.

Mr. Baumgartner’s qualifications to sit on our Board include his years of experience in international business.

John A. Rollwagen

		Current Directorships Algos Corp	Former Directorships (Previous 5 years) SiCortex Inc. (2009) Cassatt Corp (2009)

Committees Risk & Finance—Chairman Compensation & Management Development

Age: Nationality: Director Since:	71 American May 2001

Mr. Rollwagen was Chairman and Chief Executive Officer of Cray Research, Inc. until his retirement in 1993 and a principal of Quatris Fund from 2000 to 2005. Mr. Rollwagen was Chairman of PartnerRe’s Board for eight years.

Mr. Rollwagen’s qualifications to sit on our Board include his years of experience in international finance as well as his previous experience as a director on the board of a major U.S. listed company.

Lucio Stanca

		Current Directorships Aspen Institute Italia Committees Nominating & Governance Audit	Former Directorships (Previous 5 years) Sorin S.p.A. (2007)
Age: Nationality: Director Since:	70 Italian September 2006

Mr. Stanca was Executive Chairman of IBM Europe, Middle East, and Africa until his retirement in 2001. Mr. Stanca was President and Chief Executive Officer of Expo 2015 Spa from 2008 to 2010. Mr. Stanca was a director of Bocconi University in Milan from 1994 to 2006. Mr. Stanca is a former Minister of Innovation and Technology for the Italian Government, was an elected Senator of the Italian Government and has been a Deputy of the Italian Parliament since 2008.

Mr. Stanca’s qualifications to sit on our Board include his years of experience in international business.

(formerly served from May 1998 to January 2005)

Class III Directors (terms expiring at the 2014 Annual General Meeting)

Judith Hanratty, CVO, OBE

		Current Directorships Charles Taylor Consulting plc English Golf Union Limited Committees Nominating & Governance Audit	Former Directorships (Previous 5 years) Gas & Electricity Markets Authority (2010) Council of Lloyds London (2007) British Standards Group (2006)
Age: Nationality: Director Since:	68 British/New Zealander January 2005

Ms. Hanratty is Chairman of the Commonwealth Education Trust and has recently retired from serving as Chairman of the Commonwealth Institute (Australia) Limited. Ms. Hanratty was an Executive for British Petroleum plc until her retirement in 2003 and was a director of Partnerships UK plc until 2005. Ms. Hanratty was awarded the Order of the British Empire and is a Commander of the Royal Victorian Order.

Ms. Hanratty’s qualifications to sit on our Board include her years of experience in international finance including her previous experience as an executive for a major public company and her legal and governance background.

Costas Miranthis—President and Chief Executive Officer

Committees

Risk & Finance

Mr. Miranthis joined PartnerRe in 2002 as Chief Actuary with responsibility for PartnerRe’s Actuarial and IT functions. Mr. Miranthis became a member of PartnerRe’s Executive Committee in 2007 when he was appointed Deputy Chief Executive Officer, PartnerRe Global. Mr. Miranthis was appointed as Chief Executive Officer, PartnerRe Global and Partner Reinsurance Europe Limited in July 2008. In May 2010 Mr. Miranthis was appointed as President and Chief Operating Officer of PartnerRe. Mr. Miranthis became PartnerRe’s Chief Executive Officer in January 2011. Prior to joining PartnerRe, Mr. Miranthis was with Tillinghast Towers Perrin in London, U.K. and was a member of Tillinghast Worldwide Non-Life Management Committee. Mr. Miranthis is a Fellow of the Institute of Actuaries and a Member of the American Academy of Actuaries.

Mr. Miranthis’ qualifications to sit on our Board include his experience in the (re)insurance industries, serving in various executive roles at PartnerRe, and being the current President and Chief Executive Officer.

Age:	48
Nationality:	British
Director Since:	February 2011

Rémy Sautter

		Current Directorships	Former Directorships (Previous 5 years)
		Métropole Télévision (M6) SA	Channel 5, UK (2010)
		Pages Jaunes SA RTL Radio France Technicolor Multimedia PLC Committees Nominating & Governance	Taylor Nelson Sofres plc (2009)
Age:	66	Risk & Finance
Nationality:	French
Director Since:	November 2001

Mr. Sautter is Chairman of the supervisory board of RTL Radio France, and Operating Partner of Duke Street Capital. Mr. Sautter was Chief Executive Officer of CLT-UFA (today RTL Group) from 1996 to 2000.

Mr. Sautter’s qualifications to sit on our Board include his years of experience as an executive and board member in major European companies.

Jürgen Zech

		Current Directorships	Former Directorships (Previous 5 years)
		Denkwerk GmbH	Heubeck AG (2011)
		Seeburger AG	Cultural Initiative of German Industry (2008)
Quarzwerk GmbH (2008) Misys plc (2007) Barclays Bank plc (2006) ATIS REAL SA (2006) Adyal SA (2006)
Age:	72	Committees
Nationality:	German	Risk & Finance—Vice Chairman
Director Since:	August 2002	Compensation & Management Development

Dr. Zech is Chairman of Klinikum der Universitat zu Koln. Dr. Zech was Chief Executive of Gerling-Konzern Versicherungs-Beteiligungs-AG until his retirement in 2001 and a Director of Oviesse GmbH and Sauerborn Trust AG until 2005.

Dr. Zech’s qualifications to sit on our Board include his years of experience in international financial and (re)insurance industries.

Dr. Zech will resign from his position as director of the Board in May 2012, as he reaches the mandatory retirement age stated in our Corporate Governance Principles and Application Guidelines.

DIRECTOR COMPENSATION

The directors’ compensation guidelines align the interests of directors and shareholders by promoting share ownership while maintaining competitive compensation levels. Compensation for PartnerRe directors reflects both the significant amount of time and the specialized skills required for directors to fulfill their duties.

The total compensation package for director service consists of cash, share options and restricted share units (“RSUs”).

The following table shows how director compensation was allocated among these three components in 2011.

Component	Director Annual Amount	Board Chairman Annual Amount
Cash	$ 50,000	$180,000
Share options	$80,000	$100,000
RSUs	$100,000	$120,000
Dividend equivalents, paid on RSUs	Per actual dividend rate declared by the Board	Per actual dividend rate declared by the Board

With the exception of the spousal program (described below under “Executive Director’s Fees and Directors’ Expenses”), no perquisites are provided to the directors.

Equity Components (Share Options and RSUs)

Prior to February 29, 2012, share option awards were immediately vested options to purchase PartnerRe common shares. Effective February 29, 2012, all future share option awards will have a three-year ratable vesting schedule. These are granted each year on June 15. The number of share options granted is determined by dividing the applicable annual U.S. dollar amount by the fair value per share option determined by the Black-Scholes valuation model as of the grant date.

RSUs are awarded on an annual basis and have a five-year cliff vest with no delivery restrictions. These are granted each year on June 15. All unvested RSUs will be forfeited upon the director’s termination of service, except if the termination is due to a change in control of PartnerRe, death, permanent disability, mandatory retirement from the Board, voluntary termination due to the acceptance of a public service position that would either preclude continued Board service or make such continued service impractical or failure to be re-elected to the Board by shareholders (each regarded as a “permissible reason” for departure). In the event of a permissible reason for departure, RSUs will fully vest upon termination. Dividend equivalents relating to RSU awards are paid in one lump sum on June 15 each year. Prior to grant, directors can elect to receive the settlement of their RSUs, at the time of vesting, 100% in shares or 60% in shares and 40% in cash.

All equity awards for the directors are granted under the 2003 Non-Employee Directors Share Plan. Currently, this plan provides for the issuance of up to 800,000 PartnerRe common shares, and prescribes a maximum annual limit for awards pursuant to the plan. Any amendment or termination for which shareholder approval is required will not be effective until such approval has been obtained. Unless terminated earlier, the plan will expire on May 22, 2013. We will ask shareholders to approve an increase in the total number of PartnerRe common shares to be issued under the plan and to renew the plan at the 2012 Annual General Meeting. For further information, see Proposal 3 on pages 57-60.

Elective Equity Incentive

In order to further align director and shareholder interests, the compensation guidelines allow directors to elect each year to defer 50% or 100% of their cash compensation. To encourage increased share ownership, deferred cash compensation is paid out in RSUs, with a PartnerRe match of 25% on the value of deferred cash compensation. The PartnerRe match is in RSU awards, which have the same terms and conditions as the other RSU grants.

Board Ownership Guidelines

Each director is required to own, at a minimum, a number of PartnerRe common shares with an aggregate value equal to four times the director’s annual cash compensation entitlement. For these purposes, RSUs and shares held outright are included in each director’s holdings. All of the directors meet the ownership guidelines.

Executive Director’s Fees and Directors’ Expenses

Mr. Miranthis is not paid any fees or additional compensation for services as a director or as a member of the Risk & Finance Committee. All directors, including Mr. Miranthis, are reimbursed for travel and other related expenses incurred while attending Board or committee meetings. All directors, including Mr. Miranthis, are reimbursed for attending education sessions that will help them fulfill their obligations as directors or committee members. Every other year, the partners/spouses of the directors and Named Executive Officers (“NEOs”) are invited to a Board meeting and provided with an optional spousal program. No such spousal program took place in 2011.

Director Compensation Table

The table below summarizes the compensation paid to non-executive directors for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jean-Paul L. Montupet, Chairman(4)	180,000	120,000	100,000	11,176	411,176
Vito H. Baumgartner(5)	0	162,500	80,000	18,741	261,241
Judith Hanratty(6)	50,000	100,000	80,000	14,839	244,839
Jan H. Holsboer(7)	0	162,500	80,000	18,806	261,306
Roberto Mendoza(8)	50,000	100,000	80,000	3,686	233,686
John A. Rollwagen(9)	50,000	100,000	80,000	35,143	265,143
Rémy Sautter(10)	50,000	100,000	80,000	13,886	243,886
Lucio Stanca(11)	0	162,500	80,000	11,623	254,123
Kevin M. Twomey(12)	50,000	100,000	80,000	14,667	244,667
Jürgen Zech(13)	0	162,500	80,000	18,991	261,491
David Zwiener(14)	50,000	100,000	80,000	2,965	232,965

In accordance with the SEC proxy disclosure rules, Stock Awards (1) and Option Awards (2) in the above table reflect the amount of RSUs and share options granted during the fiscal year by using the aggregate grant date fair value of awards, determined in accordance with U.S. GAAP. For a discussion of the assumptions and methodologies used to value the stock and option awards, please see Note 16 “Share-Based Awards” to Consolidated Financial Statement to our Annual Report on Form 10K/A for the year ended December 31, 2011.

(1)	The grant date fair market value for RSUs awards granted in 2011 was $68.59 which was the closing price of PartnerRe common shares on June 15, 2011. The directors received the following awards:

June 15, 2011
Jean-Paul L. Montupet	1,750
Vito. H. Baumgartner	2,370
Judith Hanratty	1,458
Jan H. Holsboer	2,370
Roberto Mendoza	1,458
John A. Rollwagen	1,458
Rémy Sautter	1,458
Lucio Stanca	2,370
Kevin M. Twomey	1,458
Jürgen Zech	2,370
David Zwiener	1,458

(2)	The grant date fair market value for the option awards granted on June 15, 2011 was $68.59 and the Black-Scholes value was $7.43.
(3)	Relates to dividend equivalents paid.
(4)	Mr. Montupet did not defer any cash compensation for 2011. At December 31, 2011, he held 56,939 exercisable options, 2,187 vested but undelivered RSUs and 2,887 unvested RSUs.
(5)	Mr. Baumgartner elected to defer 100% of his cash compensation for 2011. At December 31, 2011, he held 66,504 exercisable options, 3,891 vested but undelivered RSUs and 3,987 unvested RSUs.
(6)	Ms. Hanratty did not defer any cash compensation for 2011. At December 31, 2011, she held 47,523 exercisable options, 3,039 vested but undelivered RSUs and 2,755 unvested RSUs.
(7)	Mr. Holsboer elected to defer 100% of his cash compensation for 2011. At December 31, 2011, he held 76,379 exercisable options, 3,891 vested but undelivered RSUs and 3,987 unvested RSUs.
(8)	Mr. Mendoza did not defer any cash compensation for 2011. At December 31, 2011, he held 16,487 exercisable options and 2,755 unvested RSUs.
(9)	Mr. Rollwagen did not defer any cash compensation for 2011. At December 31, 2011, he held 52,181 exercisable options, 8,868 vested but undelivered RSUs and 2,481 unvested RSUs.
(10)	Mr. Sautter did not defer any cash compensation for 2011. At December 31, 2011, he held 36,892 exercisable options, 3,039 vested but undelivered RSUs and 2,436 unvested RSUs.
(11)	Mr. Stanca elected to defer 100% of his cash compensation for 2011. At December 31, 2011, he held 30,141 exercisable options, 3,039 vested but undelivered RSUs and 3,667 unvested RSUs.
(12)	Mr. Twomey did not defer any of his cash compensation for 2011. At December 31, 2011, he held 48,438 exercisable options, 3,021 vested but undelivered RSUs and 2,436 unvested RSUs.
(13)	Dr. Zech elected to defer 100% of his cash compensation for 2011. At December 31, 2011, he held 64,263 exercisable options, 3,891 vested but undelivered RSUs and 3,987 unvested RSUs.
(14)	Mr. Zwiener did not defer any of his cash compensation for 2011. At December 31, 2011, he held 18,938 exercisable options and 2,436 unvested RSUs.

CORPORATE GOVERNANCE

Corporate Governance Framework

The Board considers that good corporate governance is critical to achieving business success and aligning the interests of management and shareholders. PartnerRe believes that it has established a comprehensive corporate governance framework, key components of which are set forth in the following documents:

•	Our Bye-Laws;

•	Our Corporate Governance Principles and Application Guidelines (which defines how the Board will operate and reflects PartnerRe’s global business practices);

•	Our Code of Business Conduct and Ethics;

•	Our Audit Committee Charter;

•	Our Compensation & Management Development Committee Charter;

•	Our Nominating & Governance Committee Charter; and

•	Our Risk & Finance Committee Charter.

Code of Business Conduct and Ethics

The Board has adopted the Code of Business Conduct and Ethics, which applies to all directors, officers and employees. Any specific waiver of its provisions requires the approval of the Board or a Committee of the Board, and any such waiver must be disclosed to shareholders promptly. There were no waivers of the Code of Business Conduct and Ethics in 2011. Any reported violation to the Code of Business Conduct and Ethics will be investigated and may result in disciplinary action, as appropriate.

Directors Independence and Certain Relationships and Related Transactions

Directors Independence Determination

Pursuant to our Corporate Governance Principles and Application Guidelines, a majority of our directors must be independent. The Nominating & Governance Committee has determined that all directors are independent with the exception of Mr. Miranthis who is an executive of PartnerRe. In making its determination, the Nominating & Governance Committee considered the New York Stock Exchange listing standards for independence and reviewed a comprehensive list of board memberships and charitable associations for each director. The Nominating & Governance Committee also considered certain other arrangements described in Note 21 “Agreements with Related Parties” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K/A for the year ended December 31, 2011 which discusses business relationships with other companies in which a director of PartnerRe is a board member and determined that no director other than Mr. Miranthis as an executive of PartnerRe, had a direct or indirect material relationship with PartnerRe. In addition, there are no interlocking directorships and none of our independent directors, nor any of their immediate family members receives any consulting, advisory, legal, or other non-director fees from PartnerRe. If any such relationship were to arise, all relevant material fees would be disclosed and the Nominating & Governance Committee would make a new determination as to independence.

In the normal course of our operations, PartnerRe may purchase or hold securities of companies for which some of our directors also serve as members of the board or non-executive directors. All transactions entered into as part of the investment portfolio were completed on market terms.

Certain Relationships and Related Transactions

The Board has adopted a written Related Person Transaction policy to codify the practice of identifying, approving and reporting related-person transactions. The Nominating & Governance Committee is responsible for applying and enforcing this policy. Annually, each of our directors and NEOs completes a questionnaire identifying his or her board relationships outside of PartnerRe. The results of the questionnaire are used to compile a list of parties which is subsequently distributed to all relevant business unit heads and support staff personnel. PartnerRe then identifies and quantifies any transaction that may have been consummated with any party on the list. In addition, the questionnaire solicits information about whether the director or NEO or any member of his or her immediate family has a direct or indirect material interest in any transaction involving PartnerRe. The Nominating & Governance Committee determines whether the transaction should be stopped or reported in the proxy statement (or both), or whether the transaction may continue without disclosure in the proxy statement because it falls within permitted exceptions (such as transactions in the ordinary course of business not exceeding $120,000, transactions in which the director’s or NEO’s or any member of his or her immediate family’s interest derives solely from his or her (i) service as a director of or (ii) ownership of less than 10% of the equity interest in another corporation or organization that is a party to the transaction, director or NEO compensation arrangement already approved by the Compensation Committee).

For 2011, the Nominating & Governance Committee determined that there were no transactions involving our directors, NEOs or any of their immediate family members as well as the entities named in the “Other Beneficial Owners” in the table on page 24 that needed to be reported in this Proxy Statement.

Board Leadership Structure

Since its inception in 1993 PartnerRe has always separated the role of the Chief Executive Officer from that of the Chairman of the Board. The role of Chairman is filled by an independent, non-executive director and as a result, we have not appointed a lead director. The separation of these two roles is an important criterion of our corporate governance structure. The Chairman provides leadership to the Board, leads the Board meetings which are scheduled at least four times a year, calls additional meetings of the directors as he deems appropriate, advises the Nominating & Governance Committee on the selection of committee chairmen, leads the evaluation of the performance of the Chief Executive Officer, advises on and determines with the input from the Chief Executive Officer and the Board the agenda for Board meetings, determines with the input from the Chief Executive Officer the nature and extent of information that should be provided to the Board in advance of Board meetings, acts as a liaison between shareholders and the Board where appropriate and performs such other functions as the Board may direct. The Chairman also leads all executive sessions of the Board which are held each time a physical Board meeting occurs.

Meetings and Committees of the Board

The Board held four meetings in 2011. Each director attended at least 75% of the meetings held by the Board and by the committees on which he or she serves. PartnerRe does not have a policy with regard to directors’ attendance at annual general meetings but directors are encouraged to attend. Eleven directors attended the 2011 Annual General Meeting.

The Board has established four standing committees: the Audit Committee, the Compensation & Management Development Committee (the “Compensation Committee”), the Nominating & Governance Committee and the Risk & Finance Committee. In 2011, our committee structure was reviewed to clarify the roles of the Compensation and Human Resources Committees and it was determined that the Compensation Committee would assume the responsibilities of the Human Resources Committee and that the Human Resources Committee would be disbanded. The Compensation Committee has been renamed as the Compensation & Management Development Committee. Members of the Audit, Compensation, and Nominating & Governance Committees are independent in accordance with the definition of the New York Stock Exchange rules. The committee memberships are as follows:

Director	Audit	Compensation & Management Development	Nominating & Governance	Risk & Finance
Jean-Paul L. Montupet			CHAIR	—
Vito H. Baumgartner		CHAIR		—
Jan H. Holsboer	VICE CHAIR		—
Kevin M. Twomey	CHAIR	VICE CHAIR
Judith Hanratty	—		—
David Zwiener	—	—
Rémy Sautter			—	—
Lucio Stanca	—		—
Costas Miranthis*				—
John A. Rollwagen		—		CHAIR
Jürgen Zech		—		VICE CHAIR
Roberto Mendoza			—	—
Number of Meetings	9	4	4	4

*	Non-Independent Director

Each committee has a charter that, among other things, reflects current best practices in corporate governance. Below is a brief description of the role of each committee:

Audit Committee

Pursuant to its charter, the Audit Committee’s primary responsibilities are to assist Board oversight of:

•	the integrity of PartnerRe’s financial statements;

•	PartnerRe’s compliance with legal and regulatory requirements, including the receipt of reports arising in respect of the Code of Business Conduct and Ethics;

•	the independent auditor’s qualifications and independence; and

•	the performance of PartnerRe’s internal audit function and independent auditors.

The Audit Committee regularly meets with management, the Chief Audit Officer, and our independent registered public accounting firm to review matters relating to the quality of financial reporting and internal accounting controls, including the nature, extent and results of their audits. In addition, the Audit Committee discusses PartnerRe’s policies with respect to risk assessment and risk management processes.

The Chairman of the Audit Committee, Mr. Twomey, meets the definition of an “audit committee financial expert” as adopted by the SEC, and he has agreed to be designated as such. Mr. Twomey serves on the Audit Committee for one other public company. Further information about Mr. Twomey can be found on page 8. Mr. Zwiener, a member of the Audit Committee, also meets the definition of an “audit committee financial expert”. Further information about Mr. Zwiener can be found on page 9.

The other members of the Audit Committee meet the financial literacy requirements of the New York Stock Exchange. They each have a broad range of experience in senior executive positions in their respective industries. The Board has determined that each member of the Audit Committee has appropriate accounting and financial management expertise. Further details relating to the experience of the Audit Committee members can be found in their respective biographies on pages 7-12.

The following report was approved at a meeting of the Audit Committee on February 29, 2012.

Audit Committee Report

The Audit Committee has discussed with the independent registered public accounting firm, Deloitte & Touche Ltd. (“Deloitte”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol.1.AU section 380) (Communication with Audit Committees) and Regulation S-X Rule 2-07.

The Audit Committee and Deloitte have discussed Deloitte’s independence and whether Deloitte can provide non-audit related services and maintain independence from management and PartnerRe. The Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees, Concerning Independence) including written materials addressing Deloitte’s internal quality control procedures.

During fiscal year 2011, the Audit Committee had nine meetings, including informational calls, to discuss (among other things) PartnerRe’s quarterly results. The meetings were conducted to encourage communication among the members of the Audit Committee, management, the internal auditors and Deloitte. The Audit Committee also discussed with Deloitte the overall scope and plans for Deloitte’s audits and the results of such audits. The Audit Committee met with representatives from Deloitte, both with and without management present.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2011 with management and with Deloitte. Based on the above-mentioned reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in PartnerRe’s Annual Report on Form 10-K for the year ended December 31, 2011.

Audit Committee

Kevin M. Twomey, Chairman

Jan H. Holsboer, Vice Chairman

Judith Hanratty

Lucio Stanca

David Zwiener

Compensation Committee

Pursuant to its charter, the Compensation Committee has been established mainly to discharge the Board’s responsibilities relating to the Company’s compensation and benefits policies for its Chief Executive Officer and all other NEOs and to oversee plans for management development and succession.

The Compensation Committee can delegate authority to its chairman or a sub-committee as it deems appropriate or as necessary to carry out responsibilities of the Compensation Committee.

Compensation of NEOs and Directors: Roles and Responsibilities

The Compensation Committee is responsible for the review and final approval of the compensation elements for each NEO including the Chief Executive Officer.

In so reviewing and approving NEOs’ compensation, the Compensation Committee:

•

in consultation with the Board in executive session, establishes and approves goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates the performance of the Chief Executive Officer in light of such established goals and objectives; and

•

in consultation with the Chief Executive Officer, establishes and approves goals and objectives relevant to the compensation of all other NEOs and evaluates their performance in light of such established goals and objectives.

For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining NEOs compensation, see our “Compensation and Discussion Analysis” section on pages 27-40.

The Compensation Committee is not involved in the consideration and determination of the directors’ compensation.

Compensation Committee Consulting Services

The Compensation Committee has the authority to hire, manage and terminate external compensation consulting services.

The Chairman of the Compensation Committee requests information, analysis and proposals from time to time from PricewaterhouseCoopers LLP and Frederic W. Cook & Co., Inc. As discussed below, examples of the services provided include reviewing executive retention plans, proposing alternative approaches in the design of long-term incentive plans, suggesting the composition of our competitive peer group and performing competitive pay analyses based on the peer group.

Separate to the consultants used by the Compensation Committee, management obtains consulting services from other independent compensation consultants on an as-needed basis throughout the year. Fees for these consulting services are set on a project-by-project basis. An annual retainer is not paid to any executive compensation consulting firm.

Compensation Consultant

Frederic W. Cook & Co., Inc., an independent consulting firm, provides information and guidance to the Compensation Committee as requested. Each year at the Compensation Committee’s November meeting, a report is presented suggesting which companies constitute an appropriate competitive peer group. Further details about the peer group can be found under “Competitive Peer Group and Pay Analysis,” on page 29. Based on the approved competitive peer group, the consultant prepares a competitive analysis of total compensation for our NEOs against compensation for comparable executives at each peer group company. This analysis is presented to the Compensation Committee at a meeting the following February. The consultant, together with the Chief Human Resources Officer, also presents the Compensation Committee with options for the compensation of the Chief Executive Officer based on peer group analysis. Frederic W. Cook & Co., Inc. has not provided any other services to PartnerRe in an amount in excess of $120,000 during the year ended December 31, 2011.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee in 2011 was an officer or employee of PartnerRe or any of its subsidiaries. There are no Compensation Committee interlocks.

Human Resources Committee

With effect from February 2011, the Human Resources Committee was disbanded and certain of its functions were transferred to the Compensation Committee which was renamed the Compensation & Management Development Committee. This change helped to streamline staffing and coordination of resources and improved the governance regarding compensation-related decisions.

The Human Resources Committee met once during 2011.

Nominating & Governance Committee

Under the terms of its charter, the Nominating & Governance Committee is responsible for overseeing all aspects of corporate and board governance. The Nominating & Governance Committee identifies individuals qualified to become directors, often with the assistance of a third-party search firm, and recommends appropriate nominees to the Board. In addition, the Nominating & Governance Committee recommends directors for committee membership, prescribes committee structure, evaluates Board and committee performance, oversees and sets director compensation, develops and recommends to the Board the Corporate Governance Principles and Application Guidelines and oversees compliance with such guidelines. The Nominating & Governance Committee Chairman oversees individual assessments of those directors who are standing for re-election.

Because of the unique and diversified nature of the reinsurance industry, only the Nominating & Governance Committee, rather than shareholders, may nominate directors, but the Nominating & Governance Committee may, at its discretion, consider director candidates suggested by shareholders.

The Nominating & Governance Committee identifies, reviews, assesses and recommends candidates to fill vacancies on the Board that occur for any reason. The Nominating & Governance Committee does not have a formal diversity policy; however, it has established and rigorously follows criteria when evaluating the candidacy of any individual for membership to the Board and any committee. Members of the Nominating & Governance Committee review prospective candidates’ qualifications and geographic location; determine whether prospective candidates are independent and regularly consider whether the composition of the Board and its committees is diverse and appropriate in light of the current business challenges and needs. In particular, the Nominating & Governance Committee considers each director’s individual skills, judgment, age, background and experience. The Nominating & Governance Committee may engage external consultants to assist with director searches and have secured the services of Spencer Stuart to assist in identifying a candidate to fill the vacancy which will be created by the retirement of Dr. Jürgen Zech in May 2012.

Risk & Finance Committee

Under the terms of its charter, the Risk & Finance Committee oversees PartnerRe’s risk management framework policies and practices as well as its capital management policies and processes. The Risk & Finance Committee has oversight responsibility for PartnerRe policies and activities mainly related to:

•	overall management of the PartnerRe’s risks pursuant to the business strategy and risk guidelines established by the Board; and

•	capital management including issuance, retirement and internal capital movements.

The Board’s Role in Risk Oversight

As a reinsurance company PartnerRe must assume risk in order to achieve its strategic objectives and return targets; however, it is necessary that risk be assumed within an integrated management framework in accordance with an established risk appetite. The Board sets both the risk appetite and return goals by considering the following:

•	establishment of a minimum capital level expressed as a fixed percentile of a modeled financial loss exceedance curve plus a margin;

•

setting loss tolerances expressed as a percentage of the minimum capital level for the four largest risks that PartnerRe assumes, which are considered to be natural catastrophe risk, casualty reserving risk, equity and equity-like investment risk and longevity risk; and

•	approving key risk management principles and policies utilized by PartnerRe to drive individual decision making throughout the organization.

In addition the Board also:

•	allocates responsibilities for risk oversight among the Board and its committees;

•	facilitates open communication between management and directors about the risks which PartnerRe assumes; and

•	fosters an appropriate culture of integrity and risk awareness.

While the Board oversees risk management, it is the responsibility of management to manage risk. PartnerRe has robust internal policies and procedures as well as a strong internal control environment to identify and manage risks which ensures communication with the Board and its committees. PartnerRe’s integrated risk management framework includes policies and procedures, an enterprise risk management committee chaired by the Chief Executive Officer, regular internal management disclosure committee meetings, a comprehensive internal and external audit process and the Code of Business Conduct and Ethics. At least annually, the Board and the Audit Committee monitor the effectiveness of the internal controls and the Board and the Risk & Finance Committee oversee the risk management framework. Management communicates routinely with the Board and its committees on the significant risks identified and how they are being managed and mitigated. Much of the work is delegated to Board committees, which meet regularly and report back to the Board.

For instance:

•

The Risk & Finance Committee approves and monitors limits for the key risks (natural catastrophe risk, casualty reserving risk and equity, equity-like investment risk and longevity risk). PartnerRe assumes, and oversees risks relating to reserving, underwriting limits, investments, currency risk and hedging programs, mergers and acquisitions, and capital projects.

•

The Audit Committee oversees and focuses on risks related to PartnerRe’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and PartnerRe’s ethics programs, including the Code of Business Conduct and Ethics. The Audit Committee members meet separately with PartnerRe’s Chief Audit Officer and representatives of the independent auditing firm.

•

The Compensation Committee evaluates the risks and rewards associated with PartnerRe’s compensation philosophy and programs. As discussed in more detail in the “Compensation Discussion and Analysis” section on pages 27-40, the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the positive incentives of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Significant Board Practices

Executive Sessions

Following every physical Board meeting in 2011, the Chief Executive Officer recused himself from the meeting to allow the Board to meet in executive sessions. The independent directors are at liberty to raise whatever issues they wish during these sessions. The Chairman presides over the executive sessions.

Advance Materials

Information and data important to the directors’ understanding of the business or matters to be considered at a Board or committee meeting are, to the extent practical, distributed sufficiently in advance of the meeting to allow careful review. The Chairman, in conjunction with the Chief Executive Officer, establishes on an annual basis an agenda of topics for consideration and review by the Board during the following year. This annual schedule of topics is then provided to the full Board for review and comment and is adjusted, as appropriate, during the year. In addition, the Chairman and each committee sets a quarterly agenda in advance of all Board and committee meetings.

Access to Management

Directors have full and unrestricted access to management. In addition, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

Access to Outside Advisers

The Board and its committees may retain external counsel or consultants on their own initiative. For example, the Audit Committee has the authority to retain and terminate the independent auditor, the Nominating & Governance Committee may retain search firms to help identify director candidates, and the Compensation Committee may retain and terminate the services of compensation consultants for advice on executive compensation matters.

Mandatory Retirement Age

The current mandatory retirement age for directors as determined by the Board is 73. A director must resign from the Company in May of the year that he or she turns 73, unless the Board waives the mandatory retirement age for a specific director in exceptional circumstances. Such waiver must be renewed annually and disclosed in the Proxy statement filed by the Company.

As described in his biography on page 12, Dr. Zech will resign from his position as director of the Board in May 2012, as he reaches the mandatory retirement age and no waiver has been granted by the Board. In accordance to its charter, the Nominating & Governance Committee may recommend individuals to the Board to fill the vacancy created by Dr. Zech’s resignation.

Communication with Directors

Any shareholder or other interested party who wishes to communicate with our directors may write to the Board at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, marked for the attention of a particular director or the Secretary to the Board. The Secretary’s office opens all such correspondence and forwards it to the relevant director, except for items unrelated to the functions of the Board, including business solicitations or advertisements.

Anti-Hedging and Anti-Pledging Policy

Prohibition against hedging or pledging of PartnerRe common shares are embedded within our Trading Policy which prohibits PartnerRe directors, officers and employees from (i) entering into hedging or monetization transactions related to PartnerRe common shares, including through the use of financial instruments, such as prepaid forwards, equity swaps, collars and exchange funds and (ii) holding PartnerRe common shares in a margin account or otherwise pledging PartnerRe common shares as collateral for a loan.

Insurance

The primary underwriter for PartnerRe’s director and officer insurance is Hartford Fire Insurance Company. The policy period runs from May 15, 2011 to May 14, 2012. The cost of this coverage for the one-year period ending May 15, 2012, was $1,605,755. As a condition of the PARIS RE Holdings Limited (“PARIS RE”) acquisition a separate policy was purchased for former PARIS RE directors and officers at a cost of €492,091 for a six year run off commencing December 7, 2009. PARIS RE a French-listed, Swiss-based company and its subsidiaries were acquired by PartnerRe in 2009.

OUR PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners, Management and Directors

The following table sets forth information, as of March 19, 2012 with respect to the beneficial ownership of all directors and executive officers as well as each person (including each corporate group) that owned, of record or beneficially, more than 5% of PartnerRe outstanding common shares. As defined by the SEC, a person is deemed to “beneficially own” shares if such person directly or indirectly (i) has or shares the power to vote or dispose of such shares, regardless of whether such person has any pecuniary interest in the shares, or (ii) has the right to acquire the power to vote or dispose of such shares within 60 days, including through the exercise of any option, warrant, or right. As of the Record Date, the common shares owned by all directors and executive officers as a group constitute approximately 1.8% of the issued and outstanding common shares, net of treasury shares. The shares detailed in the table are not necessarily owned by the entity named but may be owned by accounts over which it exercises discretionary investment authority.

Name of Beneficial Owner	Common Shares	Exercisable Options/SSARs	RSUs (1)	Amount of Beneficial Ownership		Percentage of Outstanding Common Shares
Costas Miranthis	17,477	213,854	0	231,331		*
William Babcock	2,014	27,745	0	29,759		*
Emmanuel Clarke	6,767	63,642	0	70,409		*
Marvin Pestcoe	7,873	70,370	0	78,243		*
Theodore C. Walker	6,895	142,815	0	149,710		*
Jean-Paul L. Montupet	8,270	56,939	1,896	67,105		*
Vito H. Baumgartner	8,355	66,504	3,373	78,232		*
Judith Hanratty	405	47,523	2,634	50,562		*
Jan H. Holsboer	14,638	76,379	3,373	94,390		*
Roberto Mendoza	2,194	16,487	0	18,681		*
John A. Rollwagen	24,367	43,716	7,686	75,769		*
Rémy Sautter	8,515	36,892	2,634	48,041		*
Lucio Stanca	5,166	30,141	2,634	37,941		*
Kevin M. Twomey	9,203	48,438	2,503	60,144		*
Jürgen Zech	12,265	64,263	3,373	79,901		*
David Zwiener	5,587	18,938	0	24,525		*
All directors and executive officers (16 total)				1,194,743		1.8
Other Beneficial Owners(2)
Stone Point Capital LLC 20 Horseneck Lane Greenwich CT 06830 USA	4,877,895	0	0	4,877,895	(3)	7.4
Hellman & Friedman LLC One Maritime Plaza, 12th Floor San Francisco, California 94111 USA	4,130,357	0	0	4,130,357	(4)	6.3

*	Denotes beneficial ownership of less than 1%.
(1)	Include vested but undelivered RSUs but do not include unvested RSUs.
(2)	The information contained in Other Beneficial Shareholders is based solely on reports on Schedules 13D filed with the SEC; we have not independently verified the data.

(3)	As of October 2, 2009, based on a joint report on Schedule 13D filed on October 13, 2009, Stone Point Capital LLC, Trident Capital III, L.P., Stone Point GP Ltd., Trident III, L.P., and Trident III Professionals Fund, L.P. (collectively “Stone Point”) were together deemed to be the beneficial owners of 4,877,895 common shares over which Stone Point Capital LLC had been granted sole voting power over 4,120,663 and shared voting power over 757,232. Stone Point has not made a further filing and the ownership percentage is based on the assumption that Stone Point continues to own the number of shares reflected in the table above.
(4)	As of October 2, 2009, based on a joint report on Schedule 13D filed on October 13, 2009, Hellman & Friedman Investors V (Cayman), L.P Hellman & Friedman Capital Partners V (Cayman), L.P., Hellman & Friedman Capital Partners V (Cayman Parallel), L.P. and Hellman & Friedman Capital Associates V (Cayman), L.P. (collectively “Hellman”) were together deemed to be the beneficial owners of 4,130,357 common shares over which Hellman & Friedman Investors V (Cayman), Ltd. had been granted sole voting power. Hellman has not made a further filing and the ownership percentage is based on the assumption that Hellman continues to own the number of shares reflected in the table above.

There are no arrangements, known to PartnerRe, including any pledge by any person of securities of PartnerRe, the operation of which may at a subsequent date result in a change in control of PartnerRe.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons that beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. We assist our directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Based solely on a review of the reports filed by individuals subject to Section 16(a) during 2011, no director or executive officer failed to file his or her required reports on a timely basis.

OUR NAMED EXECUTIVE OFFICERS

This section details the age, nationality, position, and business experience for each of our NEOs as of March 19, 2012. Mr. Miranthis is described in detail under the heading “Our Directors” on page 11.

William Babcock

	Age:	45	Position
	Nationality:	American	Executive Vice President and Chief Financial Officer
	Executive Officer Since:	October 2010

Mr. Babcock joined PartnerRe in 2008 as Group Finance Director. Effective October 1, 2010, Mr. Babcock was appointed as Executive Vice President and Chief Financial Officer of PartnerRe Ltd. Prior to joining PartnerRe, Mr. Babcock held the position of Chief Accounting Officer and Director of Financial Operations at Endurance Specialty Ltd.

Emmanuel Clarke

	Age:	42	Position
	Nationality:	French	Chief Executive Officer, PartnerRe Global
	Executive Officer Since:	September 2010

Mr. Clarke joined PartnerRe in 1997 and was appointed as Head of Credit & Surety PartnerRe Global in 2001 and Head of Property and Casualty, PartnerRe Global in 2006. In 2008 Mr. Clarke was appointed as Head of Specialty Lines, PartnerRe Global and Deputy Chief Executive Officer, PartnerRe Global. Effective September 1, 2010, Mr. Clarke was appointed as Chief Executive Officer of PartnerRe Global.

Marvin Pestcoe

	Age:	51	Position
	Nationality:	American	Chief Executive Officer, Capital Markets Group
	Executive Officer Since:	October 2010

Mr. Pestcoe joined PartnerRe in 2001 to lead PartnerRe’s alternative risk operations and was appointed as Deputy Head of the Capital Markets Group and Head of Capital Assets in 2008. Effective October 1, 2010, Mr. Pestcoe was appointed as Chief Executive Officer, Capital Markets Group. Mr. Pestcoe also has executive responsibility for the Life Business Unit.

Theodore C. Walker

	Age:	51	Position
	Nationality:	American	Chief Executive Officer, PartnerRe North America
	Executive Officer Since:	January 2009

Mr. Walker joined PartnerRe in 2002 as Head of the worldwide catastrophe underwriting operations. In 2007, Mr. Walker assumed the role of Chief Underwriting Officer for PartnerRe North America. Effective January 1, 2009 Mr. Walker was appointed as Chief Executive Officer of PartnerRe North America.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Introduction

PartnerRe’s Executive Total Compensation Program is based on the company-wide compensation philosophy to attract and retain top talent, link remuneration to value creation, incent positive behaviors, motivate employees and pay for performance. Supporting this philosophy, PartnerRe uses a mix of compensation elements—base salary, annual cash incentives, long-term equity awards and benefits. PartnerRe provides a clear link between financial and non-financial performance and rewards to encourage employees to help PartnerRe achieve long-term financial goals while discouraging excessive risk-taking.

In May 2011, our shareholders voted on our executive compensation for the 2010 performance year. In this non-binding advisory say-on-pay vote, PartnerRe received the endorsement of shareholders representing 95% of shares that voted, reflecting the strong level of support that our shareholders have for PartnerRe’s compensation philosophy and practices. PartnerRe will continue to focus on the philosophy which guides the compensation decisions that were so strongly supported by our shareholders. If future voting results vary, the Compensation Committee will consider those future outcomes in making executive compensation decisions.

The Compensation Committee is charged with the corporate governance of executive compensation with respect to our NEOs. All members of the Compensation Committee are non-executive directors and are considered independent pursuant to the NYSE Rule 303A.05. The Compensation Committee is authorized to retain independent consultants to give advice on compensation matters. The role of the Compensation Committee and their approval process is described in further detail on pages 19-20.

Changes to the Executive Total Compensation Program

Removal of Tax Gross-Ups

While the Company continues to believe that our benefits and perquisites program is a necessary component of the NEOs’ remuneration and is essential to ensure that the Company offers competitive compensation to all of our NEOs, in May 2011, PartnerRe determined that we will no longer provide “gross up” payments in respect of tax liabilities associated with benefits or perquisites to any of our NEOs or any future NEOs.

Clawback Provisions

In 2012, the Compensation Committee amended its existing clawback policy, effective for all 2012 NEO incentive awards. Under the policy, NEOs may be required to repay some or all of any cash or equity incentive received from a grant if: (i) PartnerRe is required to restate its financial statements due to material non-compliance with financial reporting requirements; (ii) the restated financial statements would have resulted in a lower incentive award; and (iii) PartnerRe has determined that the material non-compliance causing the restatement was the result of the award recipient’s willful misconduct. The requirement to repay applies to any amounts granted, vested, obtained as the result of exercise or otherwise paid out during the 12 months following the date the financial statements subject to the restatement were filed with the SEC. Under the policy, the Board may also cancel the award recipient’s unvested equity or other unpaid bonus or incentive compensation and may cancel his or her vested but unexercised share-settled share appreciation rights (“SSARs”) and options. These clawback features are in addition to the clawback provisions required under the Sarbanes-Oxley Act of 2002, which remain in effect. We intend to further adjust our clawback policy in light of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once the SEC adopts final rules implementing those requirements.

Employee Equity Program

The equity allocation approach for annual long-term incentive grants was adjusted from a pool-based percentage distribution to a target approach. This change was made so that non-executive employees could be awarded equity at market competitive levels. This change was approved in May 2010 for annual grants made in 2012 and beyond. Further details can be found under Equity Awards starting on page 35.

Financial Results Summary

As a result of the worst catastrophe year on record for the (re)insurance industry, PartnerRe experienced substantial financial losses (see “Review of Net (loss) Income” on page 81 of the Company’s Form 10K/A for the year ended December 31, 2011). The following summarizes key elements of PartnerRe’s financial performance for the year ended December 31, 2011:

•	Group Adjusted Return on Equity(1) (“Group AROE” as further described on page 31) of (11.4)%;

•	Four-year Compound Annual Growth Rate in Economic Value per Share(1) (“CAGR in EVPS” as further described on page 36) of 2.2%;

•	Net loss of $520.3 million;

•	Total Shareholder Return of (9.0)%; and

•	U.S. GAAP book value per diluted share decline of 9.5%.

As detailed below, NEO variable compensation decreased from 2010 to 2011 in line with PartnerRe’s financial performance. This demonstrates PartnerRe’s ongoing link between variable compensation and financial performance.

Elements of Total Compensation

The three principal types of compensation paid to the NEOs (each of which is described in more detail below) are:

1.	Base Salary;

2.	Annual Cash Incentive; and

3.	Annual Equity Awards.

When analyzing the mix of compensation to be paid to the NEOs with respect to the performance year and setting amounts for each of these components, the Compensation Committee is guided by the philosophy outlined in the Executive Total Compensation Program. To allocate the three principal forms of compensation optimally, the Compensation Committee focuses on:

•	clearly linking pay to performance;

•

achieving a balance between fixed compensation (base salary) and variable compensation (annual cash incentive and equity awards). Variable compensation supports a pay-for-performance approach and links predetermined objectives, including company performance, with overall compensation, but is also capped to ensure that NEOs are not inappropriately motivated to maximize their variable earnings;

•

ensuring that long-term incentive awards in the form of equity are designed to align the NEOs interests with shareholders’ interests by emphasizing long-term business performance and the overall success of PartnerRe;

•	promoting retention of NEOs by providing long-term incentives; and

•	providing flexibility in form and structure of compensation to meet individual goals and time horizons.

(1)	This measure is not a financial measure calculated in accordance with U.S. GAAP. See Appendix III to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

Balance of Fixed and Variable Compensation

For the 2011 performance year, on average 61% of total compensation (base salary, annual cash incentive and equity awards) for the NEOs was variable compensation (20% comprised of annual cash incentive and 41% comprised of equity awards with the balance of their total compensation, 39%, being base salary). The breakdown of the NEOs’ compensation mix is as follows:

(1)	Base salary at December 31, 2011.
(2)	Actual annual cash incentive award for the 2011 performance year, paid in March 2012.
(3)	Equity award for the 2011 performance year, granted on February 28, 2012. The equity award value is based on the fair market value of a PartnerRe common share at grant date ($63.44) multiplied by the number of RSU equivalents granted.

Competitive Peer Group and Pay Analysis

The goal of the Compensation Committee is to ensure that our total compensation is competitive to the median of total compensation paid to executives of companies within the (re)insurance industry that compete with us for executive talent. The Compensation Committee achieves this by conducting a competitive peer group analysis and comparing both total compensation and each individual element of compensation to the peer group median.

The Compensation Committee considered and approved the composition of the competitive peer group based on input from its external consultant, Frederic W. Cook & Co. In recommending the competitive peer group, the following were considered: size (revenues and market capitalization), corporate strategy, number of employees and business mix. Our 2011 competitive peer group (determined at the end of 2010) is comprised of: ACE Ltd.; Arch Capital Group Ltd.; Axis Capital Holdings Limited; Everest Re Group Ltd.; Munich Re; Reinsurance Group of America; RenaissanceRe Holdings Ltd; SCOR SA; Transatlantic Holdings Inc. and XL Group plc.

In February 2011, the Compensation Committee reviewed an analysis prepared by Frederic W. Cook & Co. comparing compensation within the peer group. Due to the cyclical nature of the reinsurance industry, this analysis covers a three-year period to ensure that decisions are not disproportionately affected by results from aberrational years. The analysis indicated that the Company’s total compensation paid to its NEOs is below the 25th percentile when compared to executive officers with comparable responsibilities within the peer group.

Base Salary

The Compensation Committee reviewed the peer group analysis described above, which indicated that the base salary for the NEOs (including the Chief Executive Officer) is below the 25th percentile of base salaries of executive officers with comparable responsibilities within the peer group.

The Compensation Committee determined that, while the below-median base salaries for the NEOs was as a result of their short tenure in their respective roles, their base salary will be increased to market median over time. Significant increase in base salary will not occur immediately because it is not consistent with 2012 company-wide salary increases, which are impacted by general market conditions.

The base salary for each NEO is reviewed at the first Compensation Committee meeting of the calendar year and fixed as of April 1 of each year.

	Costas Miranthis	William Babcock	Emmanuel Clarke	Marvin Pestcoe	Theodore C. Walker
2011 Base Salary(1)	$1,000,000	$545,700	CHF601,896	$545,700	$581,400

(1)	Base salaries effective April 1, 2011.

Annual Cash Incentive

Pursuant to PartnerRe’s annual cash incentive program, each employee has a target annual cash incentive that is expressed as a percentage of base salary. The annual cash incentive percentage target is 125% of base salary for the Chief Executive Officer and 100% of base salary for the other NEOs, which are between the 25th and 50th percentile when compared to the peer group. In dollar terms the target annual cash incentives are impacted by below median base salaries, on which the target annual cash incentives are based. The annual cash incentive payout ranges from 0% to 200% of the target, depending upon actual performance compared with predetermined performance metrics.

	Costas Miranthis	William Babcock	Emmanuel Clarke	Marvin Pestcoe	Theodore C. Walker
Target Annual Incentive (% of salary)	125%	100%	100%	100%	100%
Target Annual Incentive (Value)(1)	$1,250,000	$545,700	CHF601,896	$545,700	$581,400
Actual Annual Cash Incentive(1)	$546,875	$309,003	CHF291,167	$304,255	$281,252

(1)	Amounts are for the 2011 performance year. The actual annual cash incentive was paid in March 2012.

All PartnerRe employees, including NEOs, are eligible for an annual cash incentive. With respect to the NEOs, they must meet specific performance measures that are predetermined by the Compensation Committee. The predetermined measures are as follows:

1.	Total Group Performance (Group AROE + Group Organizational Objectives);

2.	Business Unit Financial Performance; and

3.	Business Unit/Personal Objectives.

The Compensation Committee approved the metrics within the Total Group Performance measure and the weighting of each measure for each NEO for the 2011 performance year. Each measure is weighted to reflect the contributions of each NEO toward our strategy, the current business environment, as well as the behaviors that the Compensation Committee wishes to encourage and reward. The following table details the 2011 weightings and measures for each NEO:

	Costas Miranthis	William Babcock	Emmanuel Clarke	Marvin Pestcoe	Theodore C. Walker
Group AROE	65%	57.5%	42.5%	42.5%	42.5%
Group Organizational Objectives	35%	7.5%	7.5%	7.5%	7.5%
Total Group Performance	100%	65%	50%	50%	50%
Business Unit Financial Performance	—	—	20%	20%	20%
Business Unit/Personal Objectives	—	35%	30%	30%	30%

Total Group Performance

The Total Group Performance measure applied to all NEOs in 2011 and, for each NEO, it was the most heavily-weighted measure among all the measures applied (starting at 100% for Mr. Miranthis, 65% for Mr. Babcock and 50% for Messrs. Clarke, Pestcoe and Walker). The Total Group Performance measure is comprised of Group AROE and Group Organizational Objectives, with Group AROE being the more influential metric, of the Total Group Performance measure. As further detailed under Business Unit/Personal Objectives on page 33, for 2011, the Compensation Committee placed greater emphasis on qualitative performance measures (i.e. Group Organizational Objectives and Business Unit/Personal Objectives combined), however the Compensation Committee typically targets a combined weight of 20%—25%.

The relative weight and actual 2011 performance of each Total Group Performance metric are shown in the table below:

		2011
		Chief Executive Officer	Chief Financial Officer	Business Unit Chief Executive Officers*
	Total Group Performance Weighting	100%	65%	50%

Weight Distribution of Each Metric	Group AROE (A)	65.0%	57.5%	42.5%
	Group Organizational Objectives (B)	35.0%	7.5%	7.5%

Payout	Group AROE Payout (C)	0.0%
	Group Organizational Objectives (D)	125%

Total Group Performance Payout = (AxC) + (BxD)		44%	9%	9%

*	Emmanuel Clarke, Marvin Pestcoe and Theodore C. Walker

Group Adjusted Return on Equity

The Compensation Committee assessed the materiality of all the metrics used for determining our NEOs’ 2011 performance year annual cash incentives. As the foregoing table shows and as discussed above, Group AROE was the most predominant component used to determine Total Group Performance and consequently the 2011 performance year annual cash incentive payouts.

Return on Equity is based on operating earnings or loss (see note (1) on page 49 of the Company’s form 10K/A for the year ended December 31, 2011 for definition) which excludes realized and unrealized gains or losses on the Company’s Capital Risks. Group AROE is equal to return on equity adjusted to include the realized and unrealized gains and losses of Company’s Capital Risks. Capital Risks are a portion of the Company’s investment portfolio and includes equities, asset-backed securities, insurance linked securities and other specific investments.

The payout scale is as follows:

Group AROE Performance	Payout of Award as a Percentage of Target Annual Cash Incentive
>18%	200%
>17%	180%
>16%	160%
>15%	140%
>14%	120%
12-14%	100%
>11%	80%
>10%	60%
>9%	40%
>8%	20%
<8%	0%

The scale reflects PartnerRe’s compensation philosophy in the following respects:

•	The annual cash incentive target (i.e., payout at 100%) is awarded for a 12 to 14% Group AROE performance, which is consistent with our long-term goal of a 13% Group AROE over the reinsurance cycle.

•	The annual cash incentive payout is capped at 18%, because an uncapped payout could encourage risk-taking activities that are not in the best interests of our shareholders.

•	The scale is designed to ensure that our shareholders receive a minimum return, currently at least 8% Group AROE, before employees receive an allocation toward their annual cash incentive.

The Group AROE for 2011 was minus 11.4% and consequently the payout award for this component for the 2011 performance year was zero.

Group Organizational Objectives

Non-financial objectives are recommended annually by the Chief Executive Officer and approved by the Compensation Committee and the Board. For 2011, the Group Organizational Objectives were:

•	Review strategic options, propose goals and establish strategy;

•	Complete integration of PARIS RE;

•	Monitor regulatory developments and prepare for future compliance;

•	Continue to improve and adapt PartnerRe’s risk management framework; and

•	Establish a collegial atmosphere within the Executive Committee and ensure regular communication on objectives.

The Group Organizational Objectives vary from year to year and the Compensation Committee does not assign a specific weighting to any one individual component and no one Group Organizational Objective was significant enough to make a meaningful impact on the maximum potential annual cash incentive payout for the 2011 performance year. As each qualitative objective was not individually material and was subjective in nature (i.e., not susceptible to quantitative measurement), the Compensation Committee reviewed the overall performance in the aggregate and determined that PartnerRe successfully achieved the Group Organizational Objectives, resulting in a payout of 125% of target. As stated on page 30 the payout for Group Organizational Objectives ranges from 0% to 200% of the target.

Business Unit Financial Performance

For Mr. Clarke and Mr. Walker, a Business Unit Return on Equity metric accounted for 100% of the Business Unit Performance measure. Mr. Miranthis’ and Mr. Babcock’s annual cash incentive do not include a Business Unit Performance measure. Mr. Pestcoe’s 2011 annual cash incentive included a Business Unit Performance measure that was made up of three metrics that pertain only to our Capital Markets Group.

The following table shows the business unit Return on Equity metric used for the Business Unit Performance measure, weight of the Business Unit Performance measure (among all measures), target and actual 2011 performance for the NEOs that had a Business Unit Performance measure:

NEO	Metric used for Business Unit Performance Measure	Relative Weight of Business Unit Performance measure (among all measures)	Target	Actual 2011 Performance(1)	Scale Payout
Emmanuel Clarke	PartnerRe Global Return on Equity	20%	13%	(21.7)%	0%
Marvin Pestcoe	Capital Markets Group Metric	20%	See note(2)	See note(2)	21.9%
Theodore C. Walker	North America Return on Equity	20%	13%	3.9%	0%

(1)	The targets and payout scales for PartnerRe Global and North America Return on Equity are the same as those for Group AROE, as illustrated by the payout scale table on page 32.

(2)	Metric used for Capital Markets Group Business Unit Performance Measure	Metric Description	Relative Weight of Business Unit Performance measure (among all measures)	Target	Actual 2011 Performance	Scale Payout
	Asset allocation decisions	Performance vs neutral portfolio allocation	6%	0% under / outperformance	(0.16)%	73%
	Investment Income	One Year Total Return	7%	75bps spread above risk free return	50bps below risk free return	0%
	Return on Capital Assets	One Year ROE	7%	13%	(5)%	0%

Business Unit/Personal Objectives

The Compensation Committee determined and placed greater emphasis on Personal Objectives in 2011 than in the previous year in recognition of the fact that most of the NEOs were new to their respective positions and were expected to invest significant efforts in various organizational activities. In addition, the effect of decisions made by the new team may not be fully reflected in the 2011 financial results.

Other than the Chief Executive Officer, each of our NEOs has numerous predetermined qualitative objectives that vary from year to year. Qualitative/non-financial objectives are recommended annually by the Chief Executive Officer and approved by the Compensation Committee and the Board. In 2011, the Compensation Committee considered numerous qualitative personal objectives, none of which covered all of our NEOs. For each NEO, the Compensation Committee considered all of the objectives that specifically applied to the NEO and reached a subjective view as to how well the NEO had achieved his personal objectives. Personal objectives cover many areas, including operational efficiency, effective capital management, maintaining good relationships with clients and success of significant projects. The Compensation Committee determined that each NEO successfully achieved his personal objectives for the 2011 performance year, resulting in a payout of between 130% and 140% of target for the Business Unit/Personal Objectives metric for each NEO. As stated on page 30, the payout for the Business Unit/Personal Objectives metric ranges from 0% to 200% of the target for each NEO.

Total Compensation Payout

The following graphs show the average compensation (average annual cash incentive award and average equity award) of NEOs for the past five performance years in comparison to company performance metrics (Group AROE and CAGR in EVPS) that are used to make variable pay decisions. There is a clear correlation between company performance and executive compensation at PartnerRe, which is reflected in the high level of support shown by our shareholders when they voted on 2010 executive compensation in May 2011.

The table below is the basis for the two following graphs.

	2007	2008	2009	2010	2011
Group AROE	25.2%	12.3%	30.4%	9.4%	(11.4)%
Total Group Performance	196%	112%	198%	73%	44%
CAGR in EVPS (described on page 36)	15.5%	5.4%	17.5%	10.8%	2.2%

(1)	The graphs reflect the Performance years in which compensation was earned. Equity awards were granted and annual cash incentive awards were paid in the next year, following Compensation Committee approval.
(2)	Equity award values are based on the fair market value of a PartnerRe common share at grant date multiplied by the number of RSU equivalents granted. For example, 2011 equity awards are based on the RSU equivalents approved by the Compensation Committee multiplied by the fair market value of $63.44 on February 28, 2012. This allows for consistent year on year comparison because in previous years, NEOs were able to elect to receive cash instead of equity. Equity values in the Summary Compensation Table vary based on the calculation described in note (2) under the 2011 Summary Compensation Table.

Equity Awards

The Compensation Committee strives to align the long-term interests of employees and shareholders by encouraging employees to own PartnerRe common shares. One way PartnerRe pursues this objective is by making annual grants of equity awards. Under our Employee Equity Plan, certain employees may receive an annual award in the form of equity and the amount varies in relation to growth in CAGR in EVPS.

The Compensation Committee reviewed the peer group analysis, which indicated that the equity target for the 2011 performance year fell below the 25th percentile for the Chief Executive Officer, and between the 25th and 50th percentile for the other NEOs, when compared to the approved competitive peer group.

Form of Equity

Equity awards for the NEOs are typically delivered in a mix of RSUs and SSARs. As prescribed in the Executive Total Compensation Program, the grant of RSUs, which vest all at once (known as “cliff vesting”) three years after the grant date, is designed to encourage NEOs to remain with PartnerRe. Similarly, SSARs, which vest over a period of three years (known as “ratable vesting”) will encourage the NEOs to continue efforts to achieve growth in value and share price. Competitive peer group analysis shows that these vesting schedules are consistent with market practice.

Total Equity Pool

The Compensation Committee has determined that the total number of shares available to allocate to employees (including NEOs) each year should fluctuate with the value employees have created for shareholders. Consequently, the financial metric used to determine the size of the equity pool available for distribution each year is the four-year CAGR in EVPS. The Compensation Committee chose this metric because, unlike Group AROE (which is used to determine PartnerRe’s annual cash incentive payouts), the measure of CAGR in EVPS captures economic value creation that is not reflected in PartnerRe’s U.S. GAAP financial statements. Specifically, the reinsurance activities of past and current periods create economic value that is not recognized until a future period.

In addition, this measure is more consistent with the objectives of a long-term incentive award. Using a multi-year performance period enables us to reward employees for sustained success and also helps to ensure that unusually good or bad years do not have an unwarranted impact on the size of equity grants. An additional risk-management feature in the equity plan design is that the total equity pool is expressed as a percentage of total PartnerRe common shares outstanding, which effectively manages shareholder dilution and burn rates. “Burn rate” is defined as the number of awards granted in a year divided by the weighted average number of a company’s common shares outstanding for that fiscal year. Burn rates include options, share appreciation rights and full-value awards.

To calculate CAGR in EVPS, PartnerRe makes four adjustments to U.S. GAAP shareholders’ equity:

i.	Add—value of discount in Non-Life reserves, to represent the “time value of money” discount in PartnerRe’s Non-Life reserves that is not recognized under U.S. GAAP.

ii.	Add—unrecognized value of the Life business, to reflect the economic value embedded in the in-force Life portfolio that is not recognized in the U.S. GAAP financial statements.

iii.	Subtract—goodwill and other intangible assets, to reflect the portion of PartnerRe’s book value not directly attributable to tangible assets and liabilities.

iv.	Subtract—the economic liability of tax that would be due if the three foregoing items were immediately recognized in the U.S. GAAP financial statements.

Equity Pool Allocation

PartnerRe’s Employee Equity Program methodology allocated equity on the basis of a pool-based percentage distribution approach where shares were first allocated to the NEOs with the balance cascaded down to the other employees. In May 2010, the Compensation Committee adjusted the manner in which the total equity pool is allocated among participating employees to ensure that grants were consistent with peer benchmarks.

Equity Pool Distribution for the 2011 Performance Year (granted in February 2012)

The four-year CAGR in EVPS for 2011 was 2.2% resulting in a minimum payout of 0.38% as shown in the scale below. The number of fully diluted PartnerRe common shares outstanding (“CSO”) at December 31, 2011 was 65,715,708. The calculation of the 2011 Total Annual Equity Pool is 65,715,078 multiplied by 0.38% which equals 249,720 RSU Equivalents. The allocation scale for the Chief Executive Officer and NEOs is as follows:

	CAGR in EVPS	Annual Equity Pool as % of fully diluted CSO	Chief Executive Officer RSU Equivalents	NEOs (other than the Chief Executive Officer) RSU Equivalents
	>12.5%	1.09%	36,400	16,100
	11.5 – 12.5%	0.96%	32,635	14,435
	10.5 – 11.5%	0.85%	28,870	12,765
Target	9.5 – 10.5%	0.74%	25,100	11,100
	8.5 – 9.5%	0.63%	23,575	10,700
	7.5 – 8.5%	0.52%	22,050	10,300
	6.5 – 7.5%	0.45%	20,525	9,900
	<6.5%	0.38%	19,000	9,500

The RSU equivalents of 19,000 for the Chief Executive Officer and 9,500 for the other NEOs is split 60% into SSARs and 40% into RSUs. The conversion ratio currently used for RSUs and SSARs is one RSU equals five SSARs.

The following table outlines the payout of the NEO’s equity awards granted on February 29, 2012 for the 2011 performance year:

Name	SSARs	RSUs	Valuation (1)
Costas Miranthis	57,000	7,600	$887,414
William Babcock	28,500	3,800	$443,707
Emmanuel Clarke	28,500	3,800	$443,707
Marvin Pestcoe	28,500	3,800	$443,707
Theodore C. Walker	28,500	3,800	$443,707

(1)	The value of SSARs on February 29, 2012 is calculated by multiplying the Black-Scholes valuation of $7.11 by the number of underlying SSARs and the value of RSUs on February 29, 2012 is calculated by multiplying the fair market value of $63.44 by the number of RSUs.

Executive Share Ownership and Retention

To promote the goal of aligning the interests of the NEOs with the interests of shareholders, the Executive Total Compensation Program prescribes share ownership guidelines, holding restrictions and incentives to encourage the NEOs to hold a stake in the future value of PartnerRe.

The Executive Total Compensation Program prescribes net share retention guidelines for all equity grants. For this purpose, “net shares” are the shares remaining from a transaction (i.e., the exercise of an option or the vesting of restricted shares) after the NEO sells enough shares to pay the applicable exercise price and any related tax or social security liabilities. Specifically:

•	NEOs who have not satisfied the applicable share ownership target must retain 100% of the net shares they acquire until they reach the target.

•

NEOs who have met the share ownership target must retain, for at least three years, 50% of the net shares they acquire. If an NEO has met the share ownership target, but the holdings subsequently drop below the target amount for any reason (for example, a new share issuance), the executive will have a one-year grace period to once again meet the target. During this grace period, an NEO may replenish holdings through new awards or purchases and remain eligible for compensation customization.

•	The net share retention guidelines do not apply to grants made prior to becoming a NEO.

•	The Compensation Committee has the discretion to make adjustments to these guidelines under special circumstances.

The ownership target is expressed as a percentage of PartnerRe’s fully diluted CSO at the end of each calendar year and includes all shares and equivalents held by the NEO. The table below shows the ownership targets and the actual share ownership for each NEO as of December 31, 2011.

Name	Target—Total shares/equivalents as a percentage of fully diluted CSO	Actual shares/equivalents as a percentage of fully diluted CSO
Costas Miranthis	0.07%	0.05%
William Babcock	0.03%	0.01%
Emmanuel Clarke	0.03%	0.02%
Marvin Pestcoe	0.03%	0.02%
Theodore C. Walker	0.03%	0.04%

Mr. Walker is the only NEO that has reached his share ownership target. The other NEOs have not reached their share ownership targets as they were promoted in 2010. The Executive Total Compensation Program permits NEOs who have met their applicable share ownership targets described above to customize their compensation.

The Compensation Committee recognizes that NEOs may prefer different forms of compensation based upon their respective personal financial portfolios, tax planning, risk appetite, retirement goals and ages. Consequently, the Total Executive Compensation Program allows NEOs the flexibility to select different splits between the allocation of RSUs and SSARs once they have met their ownership targets. NEOs that have not reached their ownership targets are therefore not eligible to customize their annual equity compensation and are awarded the standard split of 60% SSARs and 40% RSUs. Mr. Walker elected to receive the standard split.

The table below outlines the alternatives available to an NEO who has met the share ownership target.

	SSARs*	RSUs*
Alternative 1	60%	40%
Alternative 2	25%	75%
Alternative 3	75%	25%
Alternative 4	0%	100%
Alternative 5	100%	0%

*	SSARs and RSUs will vest according to the standard vesting schedule in practice at the time of grant. There is no cash customization feature available to the NEOs.

The Compensation Committee further encourages share ownership by offering any NEO who has not reached the prescribed share ownership target, a company match in the form of restricted deferred share units, on elective deferrals of cash annual incentives. An NEO may defer all or a portion of an annual cash incentive by converting it to immediately vested restricted deferred share units. These restricted deferred share units have a minimum delivery date restriction of five years from the date of grant, but the NEOs may choose to defer their delivery dates for 10 years or until retirement or other termination. The decision to defer the delivery date is irrevocable. The company match will consist of an uplift of RSUs valued at 25% of the deferred annual cash incentive and will cliff vest after three years and have delivery date restrictions that match the restrictions of the related deferred share units.

Severance

To assist in recruiting and to ensure that we are competitive within the market, we provide for severance payments to the NEOs under several different scenarios. Severance triggers, restrictive conditions, and compensation payments are governed by NEO employment agreements and our Change in Control Policy. For more information, see “Potential Payments Upon Termination or Change of Control” on pages 47-51.

Benefits & Perquisites Review

In February 2011, Towers Watson conducted a review of PartnerRe’s executive perquisites compared with our Bermuda-based competitive peer group. The review showed that PartnerRe is aligned with the peer group in both types of benefits and perquisites provided as well as the aggregate cost of these benefits and perquisites. As part of competitive conditions, PartnerRe provides additional perquisites for Bermuda-based executives who relocate from their home countries to the corporate headquarters. Perquisites provided by PartnerRe include use of corporate aircraft (only for the Chief Executive Officer), housing, club, car and travel allowances.

Tax gross-ups that were previously provided for NEOs have been removed from the perquisites offered to NEOs effective May 12, 2011. In May 2011, the Compensation Committee approved a change to the Corporate Jet Policy to clarify that exclusive personal use of the corporate aircraft was restricted to the Chief Executive Officer only, who is limited to 30 hours per year. Incidental usage (i.e., having a personal guest accompanying an employee on a business trip) is permitted with Chief Executive Officer approval.

Compensation Programs and Risk Management

The purpose of our business is to assume risk. As described above, our compensation programs contain a number of design features that proactively discourage excessive risk-taking. It is the view of the Compensation Committee that PartnerRe’s compensation policies do not create risks that are reasonably likely to have a material adverse effect on PartnerRe.

Potential Conflicts of Interest of Compensation Consultants

Frederic W. Cook & Co, Inc. is a consulting firm retained by the Compensation Committee for the sole purpose of advising on executive compensation throughout the year. Frederic W. Cook & Co, Inc. does not perform consulting work for the management team, which precludes any conflict of interest. Similarly, executive compensation consulting projects are not awarded to external advisors who undertake ongoing consulting work for management in areas such as finance, tax, audit, corporate restructuring, or legal services.

Impact of Regulatory and Accounting Requirements

The Compensation Committee is mindful of how regulatory requirements, particularly those described below, affect its decisions.

Internal Revenue Code Section 162(m)

Section 162(m) precludes a public company (with certain exceptions) from taking a tax deduction for compensation in excess of $1 million paid to specified NEOs. We believe that the tax deductibility of compensation is an important factor, but should not be the sole factor, in setting executive compensation policy. Accordingly, although we generally intend to avoid losing a tax deduction due to Section 162(m), we reserve the right to pay amounts that are not deductible in appropriate circumstances.

Accounting Standards

The Compensation Committee considers the accounting treatment of compensation elements in determining types and levels of compensation for our NEOs. Notably in determining equity awards in 2011, the Compensation Committee considered the potential dilution impact of the Employee Equity Plan. The Compensation Committee concluded that the associated dilutive impact was appropriate, given the objectives of our Executive Total Compensation Program, competitive compensation practices in the reinsurance industry, our performance, and the value of the awards as tools to motivate and retain employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation & Management Development Committee

Vito H. Baumgartner, Chairman

Kevin M. Twomey, Vice-Chairman

John A. Rollwagen

Jürgen Zech

David Zwiener

COMPENSATION TABLES

2011 Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the NEOs for the fiscal years ended December 31, 2011, 2010 and 2009. The amounts disclosed in column (e) include RSUs and the amounts disclosed in column (f) include SSARs. The amounts related to 2011 disclosed in column (g) were determined by the Compensation Committee at its February 28, 2012 meeting and were paid out shortly thereafter. The amounts disclosed in column (h) are further detailed in the table under the header “All Other Compensation”.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Costas Miranthis, President and Chief Executive Officer, PartnerRe Ltd.(4)	2011	1,000,000	0	754,913	731,067	546,875	469,984	3,502,839
	2010	797,996	0	722,779	1,235,829	789,544	1,473,431	5,019,579
	2009	705,966	0	152,026	154,544	1,377,788	1,298,403	3,688,727
William Babcock Executive Vice President and Chief Financial Officer, PartnerRe Ltd.	2011	543,025	0	448,212	152,299	309,003	370,907	1,823,446
	2010	467,534	0	108,270	218,357	381,820	225,025	1,401,006

Emmanuel Clarke Chief Executive Officer, PartnerRe Global(5)	2011	635,653	0	503,275	203,073	308,637	304,938	1,955,576
	2010	492,295	0	127,376	232,420	423,599	276,642	1,552,332

Marvin Pestcoe Chief Executive Officer, PartnerRe Capital Markets Group(6)	2011	543,025	0	448,212	152,299	304,255	83,386	1,531,177
	2010	516,250	0	108,270	218,357	856,423	68,071	1,767,371

Theodore C. Walker President and Chief Executive Officer, PartnerRe North America	2011	578,550	0	754,913	731,067	281,252	117,325	2,463,107
	2010	550,419	0	722,779	725,829	527,250	90,429	2,616,706
	2009	525,000	0	19,808	103,136	813,750	77,931	1,539,625

(1)	The figures reflect the total salary received by each NEO during the applicable fiscal year. Our NEOs are not entitled to defer their salary in exchange for equity. 2011 Base Salary shown on page 30 refers to gross base salary in local currency.
(2)	In accordance with the SEC proxy disclosure rules, columns (e) and (f) reflect the amount of RSUs and SSARs granted during the fiscal year by using the aggregate grant date fair value of awards, determined in accordance with U.S. GAAP. For a discussion of the assumptions and methodologies used to value stock and option awards, please see Note 16 “Share-Based Awards” to Consolidated Financial Statements to our Annual Report on Form 10-K/A for the year ended December 31, 2011. Stock and option awards granted in 2011 relate to the 2010 performance year. For details on the equity awards granted in 2012 for the 2011 performance year, see page 37.
(3)	The figures reflect the non-equity incentive compensation paid in 2012 for the 2011 performance year. For more details see page 30.
(4)	Mr. Miranthis’ salary for 2010 was CHF 452,252 plus US$ 318,609 and for 2009 it was CHF 666,006. His non-equity incentive plan compensation for 2010 was US$ 789,544 and for 2009 it was CHF 1,299,800. The applicable exchange rate at December 31, 2011 was used to convert the amounts reported.
(5)	Mr. Clarke’s salary and non-equity incentive plan compensation for 2011 were CHF 599,673, and CHF 291,167, respectively, for 2010 were CHF 464,429 and CHF 399,622, respectively. The applicable exchange rate at December 31, 2011 was used to convert amounts reported.
(6)	Mr. Pestcoe’s non-equity incentive plan compensation for 2010 included a payout under the Capital Markets Group Long-Term Incentive Program of $150,469.

*   All Other Compensation

	Costas Miranthis ($)	William Babcock ($)	Emmanuel Clarke ($)	Marvin Pestcoe ($)	Theodore C. Walker ($)
Bermuda government social insurance	1,581	0	0	0	0
Bermuda payroll tax reimbursement(1)	40,313	7,493	0	0	0
Car allowance/expense(2)	1,300	15,000	0	0	0
Club allowance/fees	9,150	20,000	0	0	0
Defined contribution and non-qualified plans	150,000	59,733	63,338	59,733	63,641
Dividend equivalents	52,292	18,353	19,290	17,795	44,756
Executive health benefit	0	0	3,403	0	0
Housing	192,000	204,000	97,613	0	0
Life insurance premiums	6,874	3,828	0	3,828	3,828
Personal use of corporate jet(3)	0	0	0	0	0
Relocation/shipping costs	16,474	0	0	0	0
School allowance	0	0	112,616	0	0
Tax filing assistance	0	12,500	8,678	2,030	5,100
Travel allowance	0	30,000	0	0	0
Total	469,984	370,907	304,938	83,386	117,325

(1)	The Bermuda government imposes a payroll tax of 14% on all employees in the Bermuda office. The salary level to which this tax applies is currently capped at $750,000. PartnerRe pays the employee payroll tax portion of 5.25% for all Bermuda employees. From January to March the rate was 5.75% and then it decreased to 5.25% for the period between April and December.
(2)	Under his executive employment agreement, Mr. Miranthis is entitled to the use of a company car. When the company car is not being used by him, it is utilized for other business-related purposes. The cost of Mr. Miranthis’ car was fully expensed in the year of purchase in 2010.
(3)	The Chief Executive Officer has access to three private airplanes in the U.S. and two private airplanes in Europe in all of which we have a fractional interest. The Chief Executive Officer must approve any use of the aircraft by employees and directors. In 2011, the Chief Executive Officer was entitled to 30 hours of personal travel on the aircraft. In 2011, Mr. Miranthis did not use the aircraft for personal use, but there were limited instances in which guests were passengers on business-related flights. In such cases, the individual paid to the Company the cost of a first-class ticket for the equivalent trip, which the Nominating & Governance Committee believes is the fair value for such use. The incremental cost for personal guests of Mr. Miranthis of those flights was calculated as $150. The total amount reimbursed by Mr. Miranthis was $1,651. The amount exceeds the incremental cost to the company for travel by Mr. Miranthis’ personal guests. There was no incremental personal use by the other NEOs of the airplanes during fiscal year 2011. Personal use of the airplanes is reviewed annually by the Nominating & Governance Committee. The total cost to PartnerRe of operating the fractional interest aircrafts in 2011 was $2,385,803.

2011 Grants of Plan-Based Awards

This table discloses the target and maximum cash-based non-equity incentive payouts in respect of the 2011 performance year, and equity awards granted in 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Option (#)(3)	Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Costas Miranthis	2/17/2011	0	0	0	9,213	0	81.94	754,913
	2/17/2011	0	0	0	0	69,099	0	731,067
	—	0	1,250,000	2,500,000	0	0	0	0
William Babcock	2/17/2011	0	0	0	5,470	0	81.94	448,212
	2/17/2011	0	0	0	0	14,395	0	152,299
	—	0	545,700	1,091,400	0	0	0	0
Emmanuel Clarke(5)	2/17/2011	0	0	0	6,142	0	81.94	503,275
	2/17/2011	0	0	0	0	19,194	0	203,073
	—	0	638,010	1,276,020	0	0	0	0
Marvin Pestcoe	2/17/2011	0	0	0	5,470	0	81.94	448,212
	2/17/2011	0	0	0	0	14,395	0	152,299
	—	0	545,700	1,091,400	0	0	0	0
Theodore C. Walker	2/17/2011	0	0	0	9,213	0	81.94	754,913
	2/17/2011	0	0	0	0	69,099	0	731,067
	—	0	581,400	1,162,800	0	0	0	0

(1)	As described in further detail under “Annual Cash Incentive” on page 30, all employees of PartnerRe are eligible for a cash annual incentive if we achieve predetermined performance goals. Each employee has a target annual cash incentive that is set as a percentage of base salary. For all employees other than the Chief Executive Officer, the annual cash incentive payout range is 0% to 200%. For the Chief Executive Officer, the range is 0% to 250%.
(2)	All RSUs vest in their entirety after three years. Dividend equivalents are paid out quarterly in cash on unvested awards.
(3)	We granted SSARs to the NEOs during fiscal year 2011 in respect of the 2010 performance year. SSARs were granted under the Employee Equity Plan with an exercise price equal to the fair market value of PartnerRe common shares on the date of grant. SSARs vest 33% on the first anniversary of the date of grant, 33% on the second anniversary, and 34% on the third anniversary.
(4)	The value of SSARs on February 17, 2011 is calculated by multiplying the Black-Scholes valuation of $10.58 by the number of underlying SSARs and the value of RSUs on February 17, 2011 is calculated by multiplying the fair market value of $81.94 by the number of RSUs.
(5)	Mr. Clarke’s threshold, target and maximum annual cash incentive in Swiss Francs was CHF 0, CHF 601,896 and CHF 1,203,792, respectively.

The Compensation Committee reviews, adjusts and recommends to the Board the non-equity and equity incentive awards for the NEOs. The grant date of the annual equity awards is the date of the February Board meeting, when awards are approved. SSARs for eligible employees are granted with an exercise price equal to the fair market value of PartnerRe’s common shares on the grant date.

2011 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity grants as of December 31, 2011.

		Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Costas Miranthis	02/17/2011	0		69,099	*	81.94	02/17/2021	9,213	591,567
	05/12/2010	16,500	*	33,500	*	75.54	05/12/2020	0	0
	02/26/2010	22,469	*	45,620	*	79.61	02/26/2020	9,079	582,963
	02/27/2009	12,157	*	6,263	*	61.90	02/27/2019	2,456	157,700
	09/05/2008	15,000	*	0		68.30	09/05/2018	0	0
	02/27/2008	48,194	*	0		77.92	02/27/2018	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0
	02/24/2006	7,500	*	0		61.20	02/24/2016	0	0
	02/24/2005	14,000		0		62.70	02/24/2015	0	0
	02/24/2004	11,000		0		55.63	02/24/2014	0	0
	02/25/2003	5,000		0		49.68	02/25/2013	0	0
	05/27/2002	9,200		0		51.17	05/27/2012	0	0
William Babcock	02/17/2011	0		14,395	*	81.94	02/17/2021	5,470	351,229
	10/01/2010	4,125	*	8,375	*	80.45	10/01/2020	0	0
	02/26/2010	3,366	*	6,834	*	79.61	02/26/2020	1,360	87,326
	02/27/2009	1,823	*	940	*	61.90	02/27/2019	368	23,629
	08/04/2008	9,375	*	0		69.50	08/04/2018	0	0
Emmanuel Clarke	02/17/2011	0		19,194	*	81.94	02/17/2021	6,142	394,378
	09/01/2010	4,125	*	8,375	*	75.80	09/01/2020	0	0
	02/26/2010	3,960	*	8,040	*	79.61	02/26/2020	1,600	102,736
	02/27/2009	1,823	*	940	*	61.90	02/27/2019	700	44,947
	03/31/2008	12,000		0		75.85	03/31/2018	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0
	02/24/2006	7,500	*	0		61.20	02/24/2016	0	0
	09/30/2005	2,000		0		63.96	09/30/2015	0	0
	02/24/2005	2,500		0		62.70	02/24/2015	0	0
	02/24/2004	5,000		0		55.63	02/24/2014	0	0
	02/25/2003	3,000		0		49.68	02/25/2013	0	0
	02/26/2002	2,000		0		53.80	02/26/2012	0	0
Marvin Pestcoe	02/17/2011	0		14,395	*	81.94	02/17/2021	5,470	351,229
	10/01/2010	4,125	*	8,375	*	80.45	10/01/2020	0	0
	02/26/2010	3,366	*	6,834	*	79.61	02/26/2020	1,360	87,326
	02/27/2009	1,823	*	940	*	61.90	02/27/2019	368	23,629
	02/27/2008	12,000	*	0		77.92	02/27/2018	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0
	02/24/2006	3,500	*	0		61.20	02/24/2016	0	0
	02/24/2005	11,500		0		62.70	02/24/2015	0	0
	02/24/2004	7,000		0		55.63	02/24/2014	0	0
	02/25/2003	7,500		0		49.68	02/25/2013	0	0
Theodore C. Walker	02/17/2011	0		69,099	*	81.94	02/17/2021	9,213	591,567
	02/26/2010	22,469	*	45,620	*	79.61	02/26/2020	9,079	582,963
	02/27/2009	1,584	*	816	*	61.90	02/27/2019	320	20,547
	01/02/2009	6,600	*	3,400	*	70.07	01/02/2019	0	0
	02/27/2008	12,000	*	0		77.92	02/27/2018	0	0
	07/05/2007	10,000	*	0		78.24	07/05/2017	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0
	02/24/2006	2,500	*	0		61.20	02/24/2016	0	0
	02/24/2005	4,175		0		62.70	02/24/2015	0	0
	02/24/2004	9,000		0		55.63	02/24/2014	0	0
	02/25/2003	7,000		0		49.68	02/25/2013	0	0
	07/01/2002	7,500		0		48.43	07/01/2012	0	0

*	SSARs
(1)	All grants of options and SSARs vest 33% on the first anniversary of the grant date, 33% on the second anniversary, and 34% on the third anniversary.
(2)	The market value of RSUs is based on the closing price of $64.21 at December 30, 2011, the last day of trading in 2011. All share awards vest in their entirety three years from the date of grant. Dividend equivalents are paid out quarterly in cash.

2011 Option Exercises and Shares Vested

The following table shows all options exercised and RSUs that vested in 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Costas Miranthis	0	0	6,426	509,582	(1)
William Babcock	0	0	1,250	78,713	(2)
Emmanuel Clarke	0	0	1,600	126,880	(1)
Marvin Pestcoe	0	0	1,600	126,880	(1)
Theodore C. Walker	0	0	1,850	146,705	(1)

(1)	The value of the shares is $79.30, which is based on the fair market value on the date of vesting (defined as the closing price on the vest date on February 28, 2011).
(2)	The value of the shares is $62.97, which is based on the fair market value on the date of vesting (defined as the closing price on the vest date on August 4, 2011).

2011 Non-Qualified Deferred Compensation

The following table shows the details of the NEOs’ non-qualified deferred compensation plans during 2011. It excludes contributions into 401K plans.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Costas Miranthis(3)	194,818	150,000	(67,819)	0	890,415
William Babcock	11,921	32,783	(5,177)	0	107,614
Emmanuel Clarke(4)	21,113	42,225	6,853	0	412,838
Marvin Pestcoe	11,921	32,783	104,621	0	996,877
Theodore C. Walker	13,342	36,691	(63,881)	0	844,582

(1)	The executive’s and PartnerRe’s contributions in 2011 for Messrs. Miranthis, Babcock, Clarke, Pestcoe, and Walker that were reported in the 2011 Summary Compensation Table were $150,000, $44,704, $63,338, $44,704 and $50,033, respectively.
(2)	Of this amount, the following was disclosed in the Summary Compensation Table of the 2010, 2009 and 2008 proxy statements:

	2010	2009	2008
Costas Miranthis	125,260*	113,358**	112,901***
William Babcock	33,380	0	0
Emmanuel Clarke	54,527	0	0
Marvin Pestcoe	40,688	0	0
Theodore C. Walker	45,813	42,000	0

*	Based on the exchange rate at December 31, 2010 of US$1.00 to CHF1.06
**	Based on the exchange rate at December 31, 2009 of US$1.00 to CHF1.04
***	Based on the exchange rate at December 31, 2008 of US$1.00 to CHF1.06
(3)	The executive contributions for Mr. Miranthis are the transfer of the balance of the total contributions made in prior years from the Swiss Non-Qualified Defined Contribution Plan into the Bermuda Non-Registered Pension Plan.
(4)	The contributions made by and on behalf of Mr. Clarke were made in Swiss francs.

Mr. Miranthis is eligible for benefits under the Bermuda Non-Registered Pension Plan. Under this plan, PartnerRe contributes 15% of annual base salary each year. Employees are vested 50% after one year of service and 100% at the end of two years. Payouts and withdrawals may be made only upon the employee’s separation from service. Payout will commence immediately after the employee ceases to work for PartnerRe, in the form of a lump sum payment.

Mr. Clarke is enrolled in the Swiss Non-Qualified Defined Contribution Plan. Under this plan, employer contributions equal to 10% of the employee’s insured salary and employee contributions equal to 5% of the employee’s insured salary. As required under Swiss law, the employee pension fund is required to have a guaranteed rate of return for the compulsory part and all contributions to this plan vest immediately. The plan is governed internally by a pension committee comprising both employer representatives (designated by PartnerRe) and employee representatives.

Messrs. Babcock, Pestcoe and Walker participate in the U.S. Non-Qualified Defined Contribution Plan. Under this plan, eligible participants receive an employer based contribution equal to 3% of base salary as well as an employer match equal to 200% of the first 4% of base salary upon exceeding the 2011 Internal Revenue Code compensation maximum of $245,000. All contributions to the non-qualified plan are vested immediately. Salary and annual incentive deferral elections, as well as distribution payments, are intended to comply with Section 409A of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

General

Each NEO employment agreement (i) sets forth termination scenarios for death, disability, retirement, termination by us for or without cause and termination by the NEO with or without good reason (in accordance with Swiss law, Mr. Clarke’s employment agreement contemplates immediate termination for valid reason), and provides the detail of what each NEO would receive upon each termination scenario; (ii) contains confidentiality provisions as well as non-competition and non-solicitation covenants which are in effect during and after employment; and (iii) incorporates our Change in Control Policy (the “Policy”).

Termination Provisions

This section describes for our NEOs the consequences of a termination of employment for retirement, death, disability, NEO voluntary termination without good reason or a termination by PartnerRe for cause, NEO termination for good reason or a Company termination without cause.

Each NEO employment agreement (other than for Mr. Clarke due to Swiss specifications) provides, in lieu of the twelve-month notice period applicable if the NEO’s employment is voluntarily terminated by the NEO without good reason or by the Company without cause, that PartnerRe may terminate the NEO’s employment immediately or upon such date as it determines appropriate provided that it pays the NEO his base salary, benefits and a prorated bonus based on the Average Incentive (as defined below) (together the “Payments in lieu of notice”). The descriptions under “Voluntary Termination by the NEO without good reason or termination for cause by PartnerRe” and “Termination by the NEO for good reason or by PartnerRe without cause” do not include the Payments in lieu of notice.

The Average Incentive is the greater of the target annual cash incentive for the current year or the average of the annual cash incentive received by the NEO for the three fiscal years prior to termination date. The following table provides the information necessary to determine the Average Incentive.

	2011 Target Annual Cash Incentive $	Annual Cash Incentive Received $			Average Annual Cash Incentive (2008, 2009, 2010) $	Average Incentive $
		2008	2009	2010
Costas Miranthis	1,250,000	1,019,063	1,377,788	789,544	1,062,132	1,250,000
William Babcock	545,700	345,586	634,792	381,820	454,066	545,700
Emmanuel Clarke	638,010	448,836	586,773	423,599	486,403	638,010
Marvin Pestcoe	545,700	548,228	877,157	856,423	760,603	760,603
Theodore C. Walker	581,400	178,500	813,750	527,250	506,500	581,400

Termination for retirement

Each NEO employment agreement provides where the NEO’s employment terminates as a result of his retirement on or after attaining the retirement age (as defined by the legislation in force in the NEO’s country of employment in the year of retirement), that the NEO is entitled to an amount equal to the Average Incentive prorated based on the number of days elapsed in the current fiscal year of the date of termination (the “Pro Rata Average Incentive”). The Board may at its sole discretion approve the granting of any other payments or benefits.

Under the PartnerRe’s Executive Stock Option Agreement, Executive Restricted Share Unit Award Agreement and Executive Share-Settled Share Appreciation Right Agreement (together the “PartnerRe Equity Agreements”), any unvested equity awards held by an NEO as of his retirement date will continue to vest under the original vesting provisions for up to 36 months following the date of retirement. Any vested equity awards (including those that vest post-retirement) will remain exercisable for the remainder of their original term. The continuation of the vesting and exercise periods following retirement is subject to compliance with post retirement covenants (non-competition, non-solicitation of employees, and non-disclosure of confidential information for 36 months after the retirement).

Termination for death

Pursuant to their employment agreements, upon an NEO’s death, his dependents are entitled, in aggregate, to:

•	Six months base salary;

•	50% of the target annual cash incentive;

•	A Pro Rata Average Incentive;

•	Immediate vesting of all equity awards, with all vested equity awards remaining exercisable for twelve months following the date of termination of employment;

•	Other benefits:

•	For Mr. Miranthis’ and Mr. Babcock’s dependents: housing and car continuation for up to six months; and

•	For Mr. Clarke’s dependents: housing and school allowance for up to six months.

Termination for disability

Pursuant to their employment agreements, each NEO whose employment is terminated for disability is entitled to:

•

The amount of any difference between the level of long-term disability benefits required to be maintained under PartnerRe’s benefit plans and the amount actually paid in satisfaction of such benefits by insurance or any governmental authority for so long as the NEO remains entitled to such benefits pursuant to PartnerRe’s benefit plans;

•	A Pro Rata Average Incentive;

•	Immediate vesting of all equity awards, with all vested equity awards remaining exercisable for twelve months following the date of termination of employment; and

•	Other benefits:

•

For Mr. Miranthis and Mr. Babcock: housing and car continuation for up to six months, health and welfare benefit continuation for so long as the NEO remains entitled to such benefits pursuant to PartnerRe’s benefit plans;

•

For Mr. Clarke: housing and school allowance for up to six months, health and welfare benefit continuation for so long as the NEO remains entitled to such benefits pursuant to PartnerRe’s benefit plans; and

•	For Mr. Pestcoe and Mr. Walker: health and welfare benefit continuation for so long as the NEO remains entitled to such benefits pursuant to PartnerRe’s benefit plans.

Voluntary Termination by the NEO without good reason or termination for cause by PartnerRe (or valid reason with respect to Mr. Clarke’s employment agreement)

The NEO will only receive accrued base salary, benefits and annual cash incentive earned in respect of prior completed fiscal year but not paid (the “Accrued Benefits”). All unvested equity awards will be forfeited and vested equity awards will remain exercisable for three months following the date of termination of employment.

Termination by the NEO for good reason or by PartnerRe without cause (without a change in control)

The Chief Executive Officer is entitled to:

•	Twelve months base salary;

•	A Pro Rata Average Incentive;

•	An amount equal to the Average Incentive; and

•	Other benefits: health and welfare benefit continuation for up to twelve months.

The other NEOs are entitled to:

•	Twelve months base salary;

•	An amount equal to the target annual cash incentive prorated based on the number of days elapsed in the current fiscal year as of the date of termination (the “Pro Rata Target Annual Cash Incentive”);

•	An amount equal to the target annual cash incentive; and

•	Other benefits: health and welfare benefit continuation for up to twelve months.

Pursuant to PartnerRe Equity Agreements, all unvested equity awards will be forfeited. Vested equity awards will remain exercisable for three months following the date of termination of employment.

Change in Control Policy

The Policy has two objectives: to motivate management to act in the best interests of shareholders and to protect compensation and benefits in order to retain key executives during a change in control transaction.

Certain senior employees, including the NEOs, are eligible for severance in the form of cash compensation and benefits if two events occur:

1.	There has been a change in control event, as defined in the Policy, within the previous twelve months; and

2.	The employee is terminated by PartnerRe for reasons other than death, disability or for cause, or the employee terminates with good reason, within twelve months of the change in control event.

Upon the occurrence of a change in control and a qualifying termination described above, the Chief Executive Officer is entitled to:

•	Three times base salary;

•	An amount equal to three times the Average Incentive;

•	A Pro Rata Target Annual Cash Incentive;

•	Health and welfare benefit continuation for three years;

•	Housing for up to eighteen months;

•	Immediate vesting of all equity awards.

The other NEOs are entitled to:

•	Two times base salary;

•	An amount equal to two times the Average Incentive;

•	A Pro Rata Target Annual Cash Incentive;

•	Health and welfare benefit continuation for two years;

•	For Mr. Clarke: housing and school allowance for up to twelve months;

•

If an excise tax is triggered under U.S. Federal tax law, either a reduction of any payments and benefits to the extent required to prevent the excise tax or the payments and benefits as is with no reduction, depending on which result would be better for the NEO; and

•	Immediate vesting of all equity awards.

Potential Payments upon Termination or Change in Control

The table below reflects the amount of compensation that would be paid to each of our NEOs in the event such NEO’s employment is terminated under various scenarios, including disability, death, for cause or without good reason (without a change in control) and in connection with a change of control. The amounts shown have been calculated as if the NEO’s employment had been terminated as of December 31, 2011 and using the closing market price of our common shares on December 31, 2011 ($64.21 per share). The amounts shown in the tables are only estimates of the amounts that would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of an NEO’s termination.

The table does not include the following items:

•	All Accrued Benefits;

•	The effects of a retirement since none of our NEOs attained retirement age as of December 31, 2011;

•

Additional payments to the NEOs under the PartnerRe’s benefit plans (plans providing, among other things, disability insurance, death insurance and medical insurance) which do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all employees;

•	The effects of a NEO voluntary termination or a termination for cause by PartnerRe since the NEO would only be entitled to Accrued Benefits; and

•

In connection with the NEO termination without good reason or the termination by PartnerRe without cause, the Payments in lieu of notice since we assume that PartnerRe has not exercised its option to terminate the employment sooner.

NEOs	Compensation Elements	Death $	Disability $	Executive Termination for Good Reason or PartnerRe Termination Without Cause (Without Change in Control) $	Executive Termination for Good Reason or PartnerRe Termination Without Cause in Connection with Change in Control $
Costas Miranthis	Base Salary	500,000	0	1,000,000	3,000,000
	Cash Incentive Pro Rata Earned(1)	1,250,000	1,250,000	1,250,000	1,250,000
	Cash Incentive on Termination(2)	625,000	0	1,250,000	3,750,000
	Other Benefits:
	Housing	96,000	96,000	0	288,000
	Car	650	650	0	0
	Health and Welfare(3)	0	1,335,114	20,517	71,244
	Equity Awards:
	Options/SSARs	14,468	14,468	0	14,468
	RSUs	1,332,229	1,332,229	0	1,332,229
	Total	3,818,347	4,028,461	3,520,517	9,705,941
William Babcock	Base Salary	272,850	0	545,700	1,091,400
	Cash Incentive Pro Rata Earned(1)	545,700	545,700	545,700	545,700
	Cash Incentive on Termination(2)	272,850	0	545,700	1,091,400
	Other Benefits:
	Housing	102,000	102,000	0	0
	Car	7,500	7,500	0	0
	Health and Welfare(3)	0	2,503,023	23,799	51,169
	Equity Awards:
	Options/SSARs	2,171	2,171	0	2,171
	RSUs	462,184	462,184	0	462,184
	Total	1,665,255	3,622,578	1,660,899	3,244,024

NEOs	Compensation Elements	Death $	Disability $	Executive Termination for Good Reason or PartnerRe Termination Without Cause (Without Change in Control) $	Executive Termination for Good Reason or PartnerRe Termination Without Cause in Connection with Change in Control $
Emmanuel Clarke	Base Salary	319,005	0	638,010	1,276,020
	Cash Incentive Pro Rata Earned(1)	638,010	638,010	638,010	638,010
	Cash Incentive on Termination(2)	319,005	0	638,010	1,276,020
	Other Benefits:
	Housing	48,807	48,807	0	97,613
	School Allowance	58,300	58,300	0	116,600
	Health and Welfare(3)	0	959,078	6,968	14,982
	Equity Awards:
	Options/SSARs	2,171	2,171	0	2,171
	RSUs	542,061	542,061	0	542,061
	Total	1,927,359	2,248,427	1,920,998	3,963,477
Marvin Pestcoe	Base Salary	272,850	0	545,700	1,091,400
	Cash Incentive Pro Rata Earned(1)	760,603	760,603	545,700	545,700
	Cash Incentive on Termination(2)	272,850	0	545,700	1,521,206
	Other Benefits:
	Health and Welfare(3)	0	618,417	15,049	32,355
	Equity Awards:
	Options/SSARs	2,171	2,171	0	2,171
	RSUs	462,184	462,184	0	462,184
	Total	1,770,658	1,843,375	1,652,149	3,655,016
Theodore C. Walker	Base Salary	290,700	0	581,400	1,162,800
	Cash Incentive Pro Rata Earned(1)	581,400	581,400	581,400	581,400
	Cash Incentive on Termination(2)	290,700	0	581,400	1,162,800
	Other Benefits:
	Health and Welfare(3)	0	915,180	23,799	51,169
	Equity Awards:
	Options/SSARs	1,885	1,885	0	1,885
	RSUs	1,195,077	1,195,077	0	1,195,077
	Total	2,359,762	2,693,542	1,767,999	4,155,131

(1)	Includes Pro Rata Target Annual Cash Incentive and/or Pro Rata Average Incentive, as applicable. For details, see “Termination Provisions” and “Change in Control Policy” sections on pages 47-49.
(2)	Includes total amount of target annual cash incentive and/or Average Incentive, as applicable. For details, see “Termination Provisions” and “Change in Control Policy” sections on pages 47-49.
(3)	For purpose of the calculation, we assumed a 15% increase in premiums each year until retirement age. Amounts would be paid to insurance companies.

EQUITY COMPENSATION PLAN INFORMATION

As part of PartnerRe’s long-term incentive compensation for employees (including NEOs), the Company maintains the PartnerRe Ltd. 2005 Employee Equity Plan as amended and restated. In addition, for directors, PartnerRe maintains the PartnerRe 2003 Non-Employee Directors Share Plan. These two plans enable employees and directors to acquire and maintain share ownership, thereby strengthening their commitment to PartnerRe and promoting a commonality of interest among directors, employees and shareholders. PartnerRe finds that the existence of such plans helps to attract and retain key employees and directors. In connection with the PARIS RE acquisition, the Company assumed PARIS RE’s equity compensation plans (see Note 16 to Consolidated Financial Statements on Form 10K/A for the year ended December 31, 2011).

In May 2009, PartnerRe’s shareholders approved a new Employee Share Purchase Plan (“ESPP”) authorizing the issuance of 600,000 shares. In May 2011, the Company’s shareholders approved the Swiss Share Purchase Plan (“SSPP”) as amended and restated and particularly the increase in the total number of shares available under the SSPP to 400,000 shares. All equity compensation plans, with the exception of PARIS RE’s equity compensation plans, have been approved by the shareholders “see Note 16 to Consolidated Financial Statements).

The following table sets out details of PartnerRe’s equity compensation plans, both active and expired, as of December 31, 2011.

	A	B	C
Plan Category	Number of Securities To be Issued upon Exercise of Outstanding Options, Warrants & Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by shareholders	3,555,969(1)	$68.35(3)	6,136,542(5)
Equity compensation plans not approved by shareholders	533,408(2)	$66.83(4)	0
Total	4,089,377	$68.11	6,136,542

(1)	Includes 31,290 shares that relate to the 1993 Non-Employee Director Stock Plan, 546,840 shares that relate to the 2003 Non-Employee Directors Share Plan, 791,557 shares that relate to the Employee Incentive Plan, and 1,553,983 shares that relate to the 2005 Employee Equity Plan. Column A includes 632,299 RSU awards but does not include the estimated number of shares to be purchased pursuant to the ESPP or the SSPP during the current offering period, which commenced on December 1, 2011, and will close on May 31, 2012.

(2)	Includes 15,270 warrants that relate to the PARIS RE 2006 Equity Purchase Plan, 338,374 shares that relate to the PARIS RE 2006 Equity Incentive Plan, 136,313 shares that relate to the PARIS RE 2006 Executive Equity Incentive Plan and 43,451 shares that relate to the PARIS RE 2007 Equity Incentive Plan.

(3)	The weighted average exercise price of outstanding options is $52.23 per share under the 1993 Non-Employee Director Stock Plan, $68.68 per share under the 2003 Non-Employee Director Share Plan, $56.06 per share under the Employee Incentive Plan, and $74.84 per share under the 2005 Employee Equity Plan. The weighted average exercise price does not take into account any RSU awards or the estimated number of shares to be purchased pursuant to the ESPP or SSPP during the current offering period (described above).

(4)	The weighted average exercise price of outstanding options is $84.28 per share under the PARIS RE 2007 Equity Incentive Plan and $66.27 per share under both the PARIS RE 2006 Executive Equity Incentive Plan and the PARIS RE 2006 Equity Incentive Plan. The weighted average exercise price of outstanding warrants is $34.42 per share under the PARIS RE 2006 Equity Purchase Plan. The weighted average exercise price does not take into account any RSU awards.

(5)	Includes 94,058 shares remaining available for grant under the 2003 Non-Employee Directors Share Plan(does not reflect the proposed amendment to the 2003 Non-Employee Directors Share Plan), 3,303,441

shares and 2,092,228 RSU awards remaining available for issue under the 2005 Employee Equity Plan. Includes 410,267 shares remaining available for issue under the ESPP and 236,548 shares remaining available for issue under the SSPP and excludes the estimated number of shares to be purchased in the current offering period. The 1993 Non-Employee Director Stock Plan, the 1993 Stock Option Plan, and the Employee Incentive Plan have expired.

The following table sets out details of PartnerRe’s equity compensation plans, both active and expired, as at March 19, 2012.

	A	B	C
Plan Category	Number of Securities To be Issued upon Exercise of Outstanding Options, Warrants & Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by shareholders	3,911,093	$ 68.55	5,591,510
Equity compensation plans not approved by shareholders	496,883	$ 66.87	0
Total	4,407,976	$ 68.31	5,591,510

As of March 19, 2012, PartnerRe had:

•	3,523,997 SSARs/options outstanding with an average exercise price of $68.31 and an average remaining term to expiration of 5.5 years;

•	883,979 unvested RSUs outstanding;

•	4,850,637 shares remaining available for grant under the 2005 Employee Equity Plan, however, only

1,842,096 will be granted as RSUs;

•	94,058 shares remaining available for grant under the 2003 Non-Employee Directors Share Plan; and

•	410,267 shares remaining available for issue under the ESPP and 236,548 shares remaining available for issue under the SSPP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by the external auditors, Deloitte & Touche Ltd., the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the fiscal years 2011 and 2010. All services of the Deloitte Entities were pre-approved by the Audit Committee.

	Year Ended December 31
	2011	2010
Audit Fees(1)	$5,580,480	$6,109,244
Audit-Related Fees(2)	$71,815	$58,313
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$5,652,295	$6,167,557

(1)	These are fees for professional services rendered by the Deloitte Entities for the audit of our annual financial statements, the review of the financial statements included in our quarterly reports on Form 10-Q, audit services provided in connection with statutory and regulatory filings. These fees also include for the year ended December 31, 2011, services related to the issuance of our Series E cumulative preferred shares and our S-8 filing with the SEC.
(2)	These are fees for audit-related services performed by the Deloitte Entities that are reasonably related to the performance of the audit or review of our financial statements but are not described in item (1) above. These fees include the audit for an employee benefit plan, and for the year ended December 31, 2011 reviewing management’s responses to SEC comment letters and an actuarial opinion provided to the Canadian regulator (Office of the Superintendent of Financial Institutions).

ELECTION OF DIRECTORS

PROPOSAL 1—TO ELECT FOUR (4) DIRECTORS TO HOLD OFFICE

UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS IN THE YEAR 2015

OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED

(Item 1 on the Form of Proxy)

Messrs. Holsboer, Mendoza, Twomey and Zwiener have been nominated to hold office for a three-year term that will expire at the Annual General Meeting in the year 2015 or, alternatively, when their respective successors have been duly elected. The proxy will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for the election of the four nominees named above. The Board has proposed and recommended that each nominee be re-elected to hold office.

If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a director, the persons named in the accompanying proxy will vote in their discretion for such nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

The presence, in person or by proxy, of the holders of 25% of the outstanding common shares is required for a quorum for the election of directors at the Annual General Meeting. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. Election of directors at the Annual General Meeting will be decided by a simple majority of votes cast. For further information, see the answers to the questions “How many votes must be present or represented by proxy to hold the Annual General Meeting?” and “How many votes are needed to approve each proposal?” on page 3.

Nominees

The ages, business experience, and directorships in other companies of the four nominees for election are set forth on pages 7-9. All of the nominees currently serve as directors of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOUR (4)

DIRECTORS NAMED ABOVE.

PROPOSAL 2—TO RE-APPOINT DELOITTE & TOUCHE LTD , THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITORS TO SERVE UNTIL THE 2013 ANNUAL GENERAL MEETING, AND TO REFER DECISIONS ABOUT THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS

(Item 2 on the Form of Proxy)

The Board proposes and recommends that the shareholders reappoint the firm of Deloitte & Touche Ltd. to serve as our independent registered public accounting firm until the 2013 Annual General Meeting. Deloitte & Touche Ltd. has served as independent auditors from the inception of PartnerRe in August 1993 to the present. A representative of Deloitte & Touche Ltd. will attend the Annual General Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the Annual General Meeting will also be asked to vote to refer decisions about the auditors’ compensation to the Board.

If you do not ratify the appointment of Deloitte & Touche Ltd., the Audit Committee will reconsider its appointment. Even if you do ratify the appointment, the Audit Committee retains its discretion to reconsider its appointment if it believes necessary in the best interest of PartnerRe and its shareholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO REAPPOINT DELOITTE & TOUCHE, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITORS, TO SERVE UNTIL THE 2013 ANNUAL GENERAL MEETING, AND TO REFER DECISIONS ABOUT THE AUDITORS’ COMPENSATION TO THE BOARD.

PROPOSAL 3—TO APPROVE AMENDMENTS TO OUR NON-EMPLOYEE DIRECTORS SHARE PLAN, AS AMENDED AND RESTATED

(Item 3 on the Form of Proxy)

The Board has determined that it would be in the best interests of PartnerRe and its shareholders to amend the PartnerRe Ltd. 2003 Non-Employee Directors Share Plan (the “Directors Share Plan”). The Directors Share Plan was originally approved by our shareholders on May 22, 2003. Pursuant to the terms of the plan, the number of PartnerRe common shares available for issuance under the plan is capped at 800,000 (of which 94,058 shares remain available for issuance as of April 2, 2012) and the plan will expire on May 22, 2013. The number of shares available for issuance was intended to be sufficient to grant awards under the plan until the plan expires in 2013. To ensure that we have in place an equity plan with sufficient share availability for awards granted to our directors in 2013 and beyond, on February 29, 2012, the Board approved amendments to the Directors Share Plan to:

•

increase the number of PartnerRe common shares that are available for issuance under the plan by 400,000 to 1,200,000, of which the number of shares that may be issued for “full-value” awards (i.e., restricted share units and restricted shares) is capped at 800,000 (it being understood that the number of shares available for full-value awards granted after May 16, 2012 will be 94,058); and

•	extend the term of the plan to May 16, 2022.

The Board also approved amendments to the Directors Share Plan to clarify that the exercise price of any option granted under the plan may not be less than the fair market value of a PartnerRe common share on the date of grant and that no option may be amended or replaced in any manner that would have the effect of reducing the exercise price of such option established at the time of grant.

We currently have the following qualitative factors in place for our directors’ compensation:

•	Director stock ownership guidelines: Our directors are required to own a minimum number of shares with an aggregate value equal to four times their annual cash compensation entitlement;

•

Vesting schedule or mandatory holding/deferral period: Share option grants have a three-year ratable vesting schedule and restricted share units cliff vest after five years. We do not issue deferred shares.

•

Mix between cash and equity: Our directors’ cash compensation represents 22% of their total compensation, with equity representing 78%. Please refer to pages 13-15 for details on the directors’ cash and equity compensation

•

No retirement/benefits and perquisites provided to non-employee directors: Upon retirement, our directors are only entitled to receive their prorated cash compensation for the period served as a director and any unvested equity grants will vest. Options will remain exercisable until the expiration of their term. Other than the spousal program (described under “Executive Director’s Fees and Director’s Expenses” on page 14), our directors do not receive any benefits or perquisites.

•

Detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table: Please see the Directors Compensation section of the Proxy on page 13-15 for full disclosure.

Our director compensation guidelines are designed to align the interests of our directors and shareholders by promoting director share ownership while maintaining competitive director compensation levels. We promote share ownership by awarding our directors share options and restricted share units under the Directors Share Plan, which sets a limit on the number of shares underlying awards that a director may receive under the plan in a single year. In order to continue implementing our goals and providing flexibility to use PartnerRe shares as a form of payment, we will be required to allocate an additional 400,000 shares to the Directors Share Plan and extend the term of the plan by ten years. If these amendments are not approved, we will not be able to make further grants of share-based awards to our directors in 2013 and beyond.

In preparing the proposed amendments to the Directors Share Plan, we conducted analytical tests that are typically used by shareholder advisory groups. These tests examine whether the recommended plan amendments are deemed reasonable in terms of the plan’s cost and “burn rates” relative to industry norms. “Burn rate” is defined as the number of awards granted in a year divided by the weighted average number of a company’s common shares outstanding for that fiscal year. Burn rates include options, SSARs and full-value awards which includes RSUs. PartnerRe is satisfied that this proposal satisfies these tests in every aspect, and this has been confirmed with external consultants with expertise in this area.

The Board is asking shareholders to approve the foregoing amendments to the Directors Share Plan.

Description of the Directors Share Plan

Eligibility

All non-employee directors of PartnerRe are eligible to receive awards under the Directors Share Plan.

Administration

The Nominating & Governance Committee will administer the Directors Share Plan and will have full discretion to determine the directors eligible to receive awards under the plan, to establish the terms and conditions of awards and to interpret and construe the plan.

Shares Available for Awards

The number of PartnerRe common shares that are available for issuance under the Directors Share Plan, as proposed to be amended and restated, is capped at 1,200,000 shares. This number represents the original cap of 800,000 shares plus an additional 400,000 shares being requested pursuant to this proposal. Under the plan, as proposed to be amended and restated, the number of shares that may be issued for full-value awards is capped at 800,000 (it being understood that the number of shares available for full-value awards granted after May 16, 2012 will be 94,058).

Options

Options granted under the Directors Share Plan will be non-qualified share options. Pursuant to this proposal, the exercise price of any option granted under the plan may not be less than the fair market value of a PartnerRe common share on the date of grant, and no option may be amended or replaced in any manner that would have the effect of reducing the exercise price of such option established at the time of grant. The term of each option will be fixed by the Nominating & Governance Committee but may not extend more than ten years from the date of grant. The payment of the exercise price of an option may be made in cash, by surrendering to or withholding by PartnerRe of shares that have a fair market value equal to the exercise price (including net-settled exercise), by delivering to PartnerRe a copy of irrevocable instructions to a stockbroker to deliver promptly to PartnerRe an amount of sale or loan proceeds sufficient to pay the exercise price, by any combination of the methods described above or by any other means approved by the Nominating & Governance Committee.

Restricted Shares and Restricted Share Units

Restricted shares and restricted share units awarded under the Directors Share Plan will be subject to such vesting as will be established by the Nominating & Governance Committee at the time of grant. A holder of restricted shares will generally be entitled to the rights and privileges of a shareholder, including the right to vote such shares and receive dividends. Holders of restricted share units who satisfy vesting criteria with respect to such units will be entitled to receive the value of one PartnerRe common share (or a percentage of such value) for each RSU. Restricted share units will not entitle a holder to the privileges of share ownership, although the Nominating & Governance Committee may provide for payment of “dividend equivalents” in respect of such units.

Other Share-Based Awards

Other share-based awards that may be granted under the Directors Share Plan include any award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, PartnerRe shares. The determination of such awards will be at the sole discretion of the Nominating & Governance Committee.

Amendment or Termination of the Plan

The Board may at any time terminate or amend the Directors Share Plan. The plan, as proposed to be amended and restated, will expire on May 16, 2022.

Change in Control

Unless specifically provided to the contrary in any award agreement under the Directors Share Plan and subject to the Nominating & Governance Committee’s discretion to cancel outstanding awards in consideration for payment for such canceled awards, upon a change in control (as defined in the plan), all outstanding awards will become fully vested and exercisable and any restrictions applicable to any award will automatically lapse.

New Plan Benefits

Any awards granted under the Directors Share Plan, as proposed to be amended and restated, will be at the discretion of the Nominating & Governance Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the plan or that would have been granted during the last fiscal year had the plan been in effect. Under the terms of the plan, the maximum number of shares to which all awards granted to any non-employee director in a single year may relate may not exceed 30,000 for the Chairman of the Board or 20,000 for any other director.

U.S. Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of participation in the Directors Share Plan. This summary is required to be included under U.S. federal securities law and will apply only with respect to those participants who are subject to U.S. federal income taxation. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. In addition, as PartnerRe is domiciled in Bermuda, certain statements of the summary may not be applicable. This summary is not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal laws.

Non–Qualified Share Options. An optionee will not recognize any taxable income upon the grant of a non-qualified share option, and PartnerRe will not be entitled to a tax deduction with respect to the grant of a non-qualified share option. Upon exercise of a non-qualified share option, the excess of the fair market value of the underlying PartnerRe common shares on the exercise date over the option exercise price will be taxable as compensation income to the optionee and PartnerRe will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the shares received pursuant to the exercise of a non-qualified share option will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of shares received upon the exercise of a non-qualified share option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

Restricted Share Units. The grant of restricted share units will not result in income for the participant or in a tax deduction for PartnerRe. Upon the settlement of such restricted share units, the participant will recognize ordinary income equal to the then-fair market value of PartnerRe common shares (or amount of cash) received and PartnerRe generally will be entitled to a tax deduction in the same amount.

Restricted Shares. A participant will not recognize any income upon the receipt of restricted shares unless the participant elects under Section 83(b) of the Internal Revenue Code within 30 days of such receipt to recognize ordinary income in an amount equal to the fair market value of the restricted shares at the time of receipt, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction from ordinary income for amounts subsequently required to be returned to PartnerRe, but may recognize such amount as a capital loss. If the election is not made, the participant will generally recognize ordinary income on the date that the shares are no longer subject to restrictions, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, PartnerRe generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of PartnerRe common shares or restricted shares with respect to which the participant has recognized ordinary income (i.e., the restrictions were previously removed or a Section 83(b) election was previously made), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE

AMENDMENTS TO OUR NON-EMPLOYEE DIRECTORS SHARE PLAN, AS AMENDED AND RESTATED.

PROPOSAL 4—TO APPROVE EXECUTIVE COMPENSATION DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K (NON-BINDING ADVISORY VOTE)

(Item 4 on the Form of Proxy)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this proxy statement pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Executive Summary in the Compensation Discussion and Analysis, which begins on page 27, describes PartnerRe’s primary business as assuming risk; we increase shareholder value by ensuring that our executives and employees have the skills to assess, value and manage risk appropriately, consistent with the long-term goals of PartnerRe. Our compensation policies emphasize, and are designed to reward these skills.

The following three principles drive our behavior and form the foundation for our compensation policies:

•	selling a product of value to selected reinsurance and capital markets clients while maintaining the financial ability to meet our commitments;

•	delivering an adequate return on shareholders’ capital within predetermined risk levels; and

•	following sound management and governance practices while providing a challenging work environment where employees can develop their careers and earn appropriate rewards for their performance.

PartnerRe’s Executive Total Compensation Program (which begins on page 27) guides the compensation for our Chief Executive Officer and all other NEOs. Our compensation program has many features designed to motivate and reward contributions and behaviors that produce optimal financial and non-financial results and ensure PartnerRe’s long-term success. These features are designed to ensure that the Executive Total Compensation Program:

•	aligns the long-term interests of our executives and our shareholders;

•	establishes competitive pay levels, both internally and externally;

•	clearly links pay with performance;

•	enables executives who meet prescribed criteria to customize the structure and timing of their compensation; and

•	encourages key executives to remain with PartnerRe.

Our compensation programs are designed to align the interests of management, employees, and shareholders by dissuading excessive risk-taking and ensuring that shareholders and employees share equally in the upside and downside of appropriate risk exposure.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on PartnerRe, our Board or the Compensation Committee of the Board. If there is a significant vote against our NEO compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 4.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to PartnerRe’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

APPENDIX I

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by the external auditors, Deloitte & Touche Ltd., the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”). These policies and procedures prohibit the Deloitte Entities from performing any services for PartnerRe or PartnerRe subsidiaries without the prior approval of the Audit Committee. The Audit Committee has pre-approved the use of Deloitte & Touche Ltd. for certain audit-related services, which are as follows:

•

Annual audit of PartnerRe’s consolidated financial statements, including quarterly reviews, consultation on accounting issues, system control work, reports/reviews (Form 10-K, 10-Q annual report, etc.), attendance at Audit Committee meetings, preparation of management letters, use of specialists in connection with the foregoing, and other services integral to audits of and expressing opinions on PartnerRe’s financial statements;

•

Annual audit of PartnerRe’s internal control over financial reporting, including interim procedures on Sections 302 and 404 of Sarbanes Oxley; consultation on internal control issues; system control work; use of specialists in connection with the foregoing; and other services integral to audits of and expressing opinions on PartnerRe’s internal control over financial reporting;

•	Consultation related to implementation of new accounting standards;

•

Audits of opening balance sheets of acquired companies and accounting consultations on acquisitions and proposed acquisitions where such services would otherwise be performed in the audit of PartnerRe’s consolidated financial statements;

•	Services related to procedures used to support the calculation of the gain or loss from dispositions and discontinued operations;

•	Preparation of compliance letters, agreed upon procedures, reviews, and similar reports related to audited financial statements;

•

Audits of financial statements and transactions included in consolidated financial statements that are used by lenders or filed with government and regulatory bodies, and similar reports, including affiliate transaction audits;

•

Services that result from the role of Deloitte Entities as independent auditor, such as reviews of SEC filings (including, but not limited to, registration statements under the Securities Act of 1933), consents, letters to underwriters, and other services;

•	Employee benefit plan audits where fees are paid by PartnerRe;

•	SSAE 16 attestation reports;

•	Electronic accounting research services;

•	Statutory audits and other regulatory reports, including but not limited to the audit of any Derivative Use Plans as required by the local regulators;

•	Review of financial statement tax provision and related disclosures; and

•	Merger and acquisition due diligence services.

Other Permitted Services

Specific approval is required from the Audit Committee before the Deloitte Entities are appointed to provide:

•	Non-financial information systems/consulting;

•	Integration consulting services;

•	Review of third party specialist work related to appraisal and/or valuation services;

•	Actuarial consulting services—non-audit related;

•	Employee benefits consulting;

•	Training; and

•	Tax services—returns, tax planning and consultation.

Prohibited Services

The Deloitte Entities may not provide:

•	Bookkeeping or other services related to our accounting records or financial statements;

•	Appraisal or valuation services or fairness opinions;

•	Management or human resources functions;

•	Broker-dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit;

•	Internal audit outsourcing; and

•	Financial information systems design and implementation.

Audit Committee Review of Services

At each regularly scheduled Audit Committee meeting, the Audit Committee reviews the following:

•	A report summarizing the services provided by the Deloitte Entities and the fees paid for those services; and

•	A listing of newly pre-approved services since its last regularly scheduled meeting.

The Chairman of the Audit Committee is authorized to pre-approve services on behalf of the Audit Committee between meetings should the need arise. Any services and fees approved by the Chairman of the Audit Committee are included in the quarterly summary for the Audit Committee.

APPENDIX II

Amended and Restated Non-Employee Directors Share Plan

PARTNERRE LTD.

AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS ~~STOCK~~ SHARE PLAN

Effective May ~~22, 2003~~ 16, 2012

Section 1. PURPOSE.

The Amended and Restated Non-Employee Directors ~~stock~~ Share Plan is designed to enhance the ability of the Company to attract, retain and reward outside directors of the Company with equitable and competitive compensation opportunities and to allow outside directors of the Company to ~~stock~~ share in the share ownership of the Company.

Section 2. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b)	“Alternative Award” shall mean an Award granted pursuant to Section 10.

(c)	“Award” shall mean any Option, award of Restricted Shares or Restricted Share Units, Alternative Award or Other Share-Based Award granted under the Plan.

(d)	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e)	“Board” shall mean the Board of Directors of the Company.

(f)

“Change in Control” shall occur when (i) any “person” within the meaning of Section 13(d) of the Exchange Act, other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company’s outstanding voting securities generally in the election of directors; (ii) at any time during a period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, provided that any person subsequently becoming a director whose election, or nomination for election by the Company’s shareholders was on the recommendation or with the approval of at least two-thirds of the directors comprising the Board on the effective date of this Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board at the beginning of such period; and provided further that, notwithstanding the foregoing, no such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a–11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board shall in any event be considered to be a director in office at the beginning of such period; (iii) any one “person”, or more than one “person” acting as a group (as determined under U.S. Treasury Regulation Section 1.409A-3(i)(f)(v)(B)), other than any Subsidiary, acquires (or has acquired during the 12- month period ending on the date of the most recent acquisition by such person or persons) assets from the

Company that have a total gross fair market value (as determined in good faith by the Board without regard to any liabilities associated with such assets) of more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; or (iv) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), other than with a wholly-owned Subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or ultimate parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity, or the ultimate parent thereof, outstanding immediately after such Transaction.

(g)	“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

(h)	“Committee” shall mean the Nominating & Governance Committee of the Board, or such other committee as may be appointed by the Board, which shall be the administrative committee for the Plan.

(i)	“Company” shall mean PartnerRe Ltd., a Bermuda corporation together with any successor thereto.

(j)	“Event” shall mean any of the corporate transactions or events described in Section 6(d).

(k)	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(l)	“Exercise Price” shall mean the purchase price per Share under the terms of an Option as determined pursuant to Section 7 of the Plan.

(m)	“Expiration Date” shall mean the final date of the term of an Option, which shall be fixed by the Committee pursuant to Section 7(b) of the Plan.

(n)	“Fair Market Value” with respect to a Share shall mean, (i) if the Shares are listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (ii) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Shares are not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Share, on a fully diluted basis.

(o)	“Option” shall mean the right to purchase Shares granted under Section 7.

(p)	“Other Share-Based Award” shall mean any right granted under Section 9.

(q)	“Outside Director” shall mean any director of the Company who is not an employee of the Company or any of its Affiliates.

(r)	“Participant” shall mean an individual granted an Award under the Plan.

(s)	“Person” shall mean an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.

(t)	“Plan” shall mean this PartnerRe Ltd. ~~2003~~ Amended and Restated Non-Employee Directors ~~Stock~~ Share Plan, as may be amended from time to time.

(u)	“Plan Year” shall mean, with respect to an Outside Director, the period commencing at the time of election of directors at an annual meeting of shareholders of the Company (or the election of a class of directors if the Company then has a classified board), or such Outside Director’s initial election or appointment to the Board if not at such an annual meeting of shareholders, and continuing until the close of business of the day preceding the next annual meeting of shareholders of the Company.

(v)	“Policies” shall mean policies established from time to time by the Board as set forth in Section 4.

(w)	“Restricted Share” shall mean any Share granted under Section 8.

(x)	“Restricted Share Unit” shall mean a contractual right granted under Section 8 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100 percent) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

(y)	“Retainer Fees” shall mean all retainer fees including, without limitation, meeting or chair fees, payable to an Outside Director in his or her capacity as such for services to the Board.

(z)	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

(aa)	“Shares” shall mean common shares of the Company, $1.00 par value.

(bb)	“Subsidiary” shall mean any corporation of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company and otherwise as provided in Section 86 of the Companies Act 1981 of Bermuda.

Section 3. ELIGIBILITY.

All Outside Directors shall be eligible to receive Awards under the Plan.

Section 4. OUTSIDE DIRECTOR AWARDS.

(a)

Awards shall be granted to Outside Directors in accordance with Policies established from time to time by the Board specifying (i) the classes of directors (if the Company then has a classified board) to be granted such Awards; (ii) the type or types of Awards to be granted to Participants under the Plan; (iii) the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards and (iv) the time(s) at which such Awards shall be granted.

(b)	All decisions of the Board and of the Committee shall be final, conclusive and binding upon all parties, including the shareholders and the Participants.

(c)	Notwithstanding the foregoing, the maximum number of Shares to which all Awards granted to any Outside Director in a single Plan Year may relate shall not exceed 30,000 for the Chairman or 20,000 for any Outside Director.

Section 5. ADMINISTRATION.

(a)	The Plan shall be administered by the Committee. All actions by the Committee shall be subject to and consistent with the Policies. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b)	Subject to the terms of the Plan, Policies and applicable law, the Committee shall have full power and authority to: (i) determine the terms and conditions of any Award; (ii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (iii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (iv) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (v) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; (vii) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee decides necessary or desirable; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Section 6. SHARES AVAILABLE FOR AWARDS.

(a)	Subject to adjustment as provided below, the number of Shares available for issuance under the Plan shall be ~~800,000~~ 1,200,000 and the maximum number of Shares with respect to which Awards may be made under Section 8 shall be 800,000 (it being understood that the number of Shares available for Awards made under Section 8 after May 16, 2012 shall be 94,058).

(b)	If, after the effective date of the Plan, any Shares covered by an Award, or to which such an Award relates, terminate, lapse or are forfeited or cancelled, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan.

(c)	Any Shares delivered pursuant to an Award will consist of newly issued Shares.

(d)	In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including without limitation the Share limits set forth in Section 4(c) and Section 6(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 7. OPTIONS.

Options granted under the Plan shall be, as determined by the Committee, non-qualified share options for U.S. federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award documents, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent with the provisions of the Plan and the Policies, as the Committee shall determine:

(a)	Exercise Price. The Exercise Price per Share under an Option shall not be ~~determined by the Committee~~ less than the Fair Market Value per Share on the date of grant. Except in connection with an action taken pursuant to Section 6(d), no Option shall be amended or replaced in any manner that would have the effect of reducing the ~~exercise price~~ Exercise Price of such Option established at the time of grant thereof.

(b)	Term. The term of each Option shall be fixed by the Committee; in no event, however, shall the period for exercising an Option extend more than 10 years from the date of grant.

(c)	Payment for Shares. Payment for Shares acquired pursuant to Options granted hereunder shall be made in full, or adequate provision made therefor, upon exercise of the Options (i) in immediately available funds in United States dollars, by wire transfer, certified or bank cashier’s check; (ii) by surrender to or withheld by the Company of Shares that have a Fair Market Value equal to such aggregate exercise price and/or any taxes withheld with respect to such exercise and which satisfy such other requirements as the Committee may impose (including by Net-Settled Exercise, as defined below); (iii) by delivering to the Company a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Exercise Price; (iv) by any combination of (i), (ii), or (iii) above; or (v) by any other means approved by the Committee. Notwithstanding the above, should any taxes be withheld in accordance with Section 7(c)(ii) in connection with a Net-Settled Exercise pursuant to Section 7(d), then Fair Market Value of Shares withheld to pay such taxes shall be calculated in accordance with Section 7(d).

(d)	Net-Settled Exercise. Any Option granted hereunder may be exercised such that such Option is settled by delivery to the Participant of a number of Shares having a Fair Market Value equal to the excess of the Fair Market Value of all the Shares underlying the Option (or portion thereof being so exercised) over the aggregate exercise price thereof (such exercise, a “Net-Settled Exercise” and the resulting net shares delivered to the Participant, the “Net Shares”). To effect a Net-Settled Exercise of any Option, the Participant must complete and return to the Company a notice of intent to exercise such Option through a Net-Settled Exercise (the “Net-Settlement Notice”). Once the Company receives the Net-Settlement Notice, the Net-Settled Exercise of any Option so indicated in such Net-Settlement Notice shall be deemed irrevocable and any Net Shares resulting from such Net-Settled Exercise shall be delivered to the Participant on the third business day following the day on which the Company receives the Net-Settlement Notice, with the number of Net Shares to be determined using the Fair Market Value of a Share on the day on which the Company receives the Net-Settlement Notice.

Notwithstanding as defined or as applicable anywhere else in this Plan, for the purposes of this Section 7(d) only, “Fair Market Value” of a Share on a given date means (A) if the Shares are listed on a national securities exchange, the average of the high and low sale prices reported as having occurred on the primary exchange with which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average of the high and low sale prices reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the shares are not listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Share, on a fully diluted basis.

Section 8. RESTRICTED SHARES AND RESTRICTED SHARE UNITS.

(a)	The Committee is hereby authorized to grant, or to provide for the automatic grant of, Awards of Restricted Shares and Restricted Share Units pursuant to the Policies to Participants.

(b)	Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property), which restrictions may lapse, be lifted or waived separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c)	Any Restricted Share granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates. In the event any share certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares. During the applicable restricted period, such certificates shall remain in the custody of the Company or its agent.

Section 9. OTHER SHARE-BASED AWARDS.

The Committee is hereby authorized to grant, or to provide for the automatic grant of, such other Awards (including, without limitation, ~~stock~~ share appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan and the Policies. Subject to the terms of the Plan and the Policies, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

Section 10. RECEIPT OF ALTERNATIVE AWARDS IN LIEU OF RETAINER FEES.

If and to the extent provided by the Policies, a Participant may elect to receive up to 100 percent of his or her Retainer Fees in Alternative Awards which may be Shares, Restricted Share Units, Options or other Awards, subject to such terms and conditions as the Committee shall determine.

Section 11. GENERAL PROVISIONS APPLICABLE TO AWARDS.

(a)	Awards shall be granted for no cash consideration or for such minimal consideration as may be required by applicable law.

(b)	Awards may be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)	Subject to the terms of the Plan and the Policies, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)	No Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or in the case of Awards that are forfeited or canceled, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

(e)	Notwithstanding Section 11(d) to the contrary, Awards may be transferred to family members or trusts during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(f)	All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any ~~stock~~ stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)	Except to the extent specifically provided to the contrary in any Award Agreement and subject to Section 12(e), upon a Change in Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.

Section 12. AMENDMENT AND TERMINATION.

(a)	Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations. Without limiting the generality of the foregoing, if the implementation of any provision of the Plan or any Award would cause any Outside Director to incur adverse tax consequences under Section 409A or Section 457A of the Code, the implementation of such provision shall be delayed until the first time at which the provision’s implementation would not cause adverse tax consequences under such Section 409A or Section 457A, as applicable.

(b)	The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan without the consent of the affected Participant, holder or beneficiary; and provided further that, except as provided in Section 6(d), no such action shall reduce the ~~exercise price of any Option established at the time of grant thereof~~ Exercise Price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the Exercise Price of the original Option without the approval of the shareholders of the Company.

(c)	The Committee may, in its sole discretion, amend, or otherwise modify, without Board or shareholder approval, the terms of the Plan or Awards; provided that such amendment or other modification shall not increase the total number of shares reserved for purposes of the Plan without the approval of the shareholders of the Company.

(d)	The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an Event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e)	In connection with a Change in Control or an Event, the Committee may, in its discretion (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefore, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion.

Section 13. MISCELLANEOUS.

(a)	No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)	Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)

The grant of an Award shall not be construed as giving a Participant the right to be retained in the service of the Company. Further, the Board may at any time terminate the services of a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

(d)	If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(e)	Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f)	No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14. EFFECTIVE DATE OF PLAN.

The Plan, as amended and restated, shall be effective as of May ~~22, 2003,~~ 16, 2012, the date of its ~~initial~~ approval by the shareholders of the Company.

Section 15. TERM OF THE PLAN.

This Plan shall have a term of ten years, beginning on the effective date of the Plan and ending on May 16, 2022. No Award shall be granted under the Plan after the conclusion of the tenth year. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date subject to the applicable rules of Section 409A of the Code.

Section 16. GOVERNING LAW.

The Plan shall be governed by and construed in accordance with the laws of Bermuda without regard to conflicts of laws.

Section 17. SECTION 409A OF THE CODE.

The Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. For the avoidance of doubt, nothing in the Plan is intended to guarantee that participants of the Plan will not be subjected to the payment of “additional tax” or interest under Section 409A, and nothing in the Plan permits participants of the Plan to seek or obtain such indemnification from the Company for any such “additional tax” or interest.

*    *    *

APPENDIX III

Reconciliation of Non-GAAP Measures to GAAP Measures

Group Adjusted Return on Equity (Group AROE): The Compensation Committee uses annualized Group AROE as it believes that AROE is the best measure of operating performance, as it measures profit achieved relative to the shareholders’ investment.

Group AROE adjusts the Company’s Operating Return on Equity measure (Operating ROE—see Key Financial Measures in Item 7 of Part II to the Company’s Form 10-K/A for the year ended December 31, 2011) by capturing the realized and unrealized gains or losses of our Capital Risks. Capital Risks are a part of the Capital Markets portion of the Company’s business and includes Equities, Principal Finance, Insurance Linked Securities, Strategic Investments and other specific investments.

The presentation of Group AROE is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP (see Comment on Non-GAAP Measures in Item 7 of Part II to the Company’s Form 10-K/A for the year ended December 31, 2011). The table below provides a reconciliation of Group AROE to the most comparable GAAP financial measure for the year ended December 31, 2011:

2011
Return on beginning diluted book value per common share calculated with net loss per share available to common shareholders (Return on Equity)(1)	(9.0)%
Less:
Net realized and unrealized investment gains, net of tax, on beginning diluted book value per common share	0.2
Net foreign exchange gains, net of tax, on beginning diluted book value per common share	1.0
Net interest in losses of equity investments, net of tax, on beginning diluted book value per common share	(0.1)

Operating return on beginning diluted book value per common share (Operating ROE)	(10.1)%
Add: Net realized and unrealized investment losses on capital risks, net of tax, on beginning diluted book value per common share	(1.3)

Group adjusted operating return on beginning diluted book value per common share	(11.4)%

(1)	The Company calculates Return on Equity and Group AROE using annualized net loss per share and operating loss per share (which is operating ROE adjusted for net realized and unrealized gains on capital risks, net of tax), respectively, for the period divided by the beginning diluted book value per share.

Four year Compound Annual Growth Rate in Economic Value Per Share (four year CAGR in EVPS): The Compensation Committee uses this metric given it captures economic value creation that is not reflected in the consolidated financial statements prepared in accordance with U.S. GAAP. Specifically, certain reinsurance activities of past and current periods create economic value that is not fully recognized until future periods.

The presentation of the four year CAGR in EVPS is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP (see Comment on Non-GAAP Measures in Item 7 of Part II to the Company’s Form 10-K/A for the year ended December 31, 2011). The table below provides a reconciliation of the four year CAGR in EVPS to the most comparable GAAP financial measure for the period from December 31, 2007 to December 31, 2011:

4 year CAGR
Diluted book value per share(1)	5.7%
Add:
Value of discount in Non-life reserves, net of tax(2)	(3.5)
Unrecognized value of the Life business, net of tax(3)	(0.4)
Less:
Goodwill and intangibles, net of tax(4)	(0.4)

Economic value per share(1)	2.2%

(1)	The Company calculates the four year CAGR in diluted book value per share and EVPS as the percentage compounded growth rate from December 31, 2007 to December 31, 2011.
(2)	Represents the “time value of money” discount of PartnerRe Non-life reserves that is not recognized in the consolidated financial statements prepared in accordance with U.S. GAAP.
(3)	Represents the economic value embedded in the in-force Life portfolio that is not recognized in the consolidated financial statements prepared in accordance with U.S. GAAP.
(4)	Represents the portion of the Company’s book value not directly attributable to tangible assets and the associated tax liability.

PARTNERRE LTD. 5TH FLOOR, WELLESLEY HOUSE SOUTH 90 PITTS BAY ROAD PEMBROKE HM08 BERMUDA

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees:
01 Jan H. Holsboer 02 Roberto Mendoza 03 Kevin M. Twomey 04 David Zwiener

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain
2.	To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2013 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors;					☐	☐	☐

3.	To approve amendments to our 2003 Non-Employee Directors Share Plan, as amended and restated; and					☐	☐	☐

4.	To approve the Executive Compensation disclosed pursuant to Item 402 Regulation S-K (non-binding advisory vote).					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Combined Document is/are available at www.proxyvote.com .

PROXY - PartnerRe Ltd.

This Proxy is solicited on behalf of the Board of Directors of PartnerRe Ltd.

in connection with our Annual General Meeting of Shareholders to be held on May 16, 2012

The undersigned shareholder(s) of PartnerRe Ltd. hereby appoints(s) Jean-Paul L. Montupet and Costas Miranthis, or either of them, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to vote all of our Common Shares, $1.00 par value per share, which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders to be held May 16, 2012 and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the purposes set forth on the reverse side hereof.

This Proxy will be voted as directed or, if no direction is indicated, it will be voted FOR the election of director nominees and the approval of the proposals as described on the reverse side.

Continued and to be signed on reverse side

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 16, 2012

PARTNERRE LTD.	Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 19, 2012
Date: May 16, 2012 Time: 8:00 AM LST
Location: 5th Floor
Wellesley House South
90 Pitts Bay Road Pembroke HM08 Bermuda

PARTNERRE LTD. 5TH FLOOR, WELLESLEY HOUSE SOUTH 90 PITTS BAY ROAD PEMBROKE HM08 BERMUDA	You are receiving this communication because you hold shares in the above named company.

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We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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Voting items

The Board of Directors recommends you vote

FOR the following:

1.	Election of Directors

Nominees

01	Jan H Holsboer 02 Roberto Mendoza 03 Kevin M. Twomey 04 David Zwiener

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.

To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2013 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors;

3.	To approve amendments to our 2003 Non-Employee Directors Share Plan, as amended and restated; and

4.	To approve the Executive Compesation disclosed pursuant to Item 402 Regulation S-K (non-binding advisory vote).

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